SMITH HOUSE II LIMITED PARTNERSHIP
AMENDED AND RESTATED AGREEMENT AND
CERTIFICATE OF LIMITED PARTNERSHIP




As of April 1, 1996





SMITH HOUSE II LIMITED PARTNERSHIP


AMENDED AND RESTATED AGREEMENT AND


CERTIFICATE OF LIMITED PARTNERSHIP





    This Amended and Restated Agreement and Certificate of Limited Partnership is made and entered into as of the 1st day of April, 1996 by and among the undersigned parties.





    WHEREAS, as of November 2, 1995, Smith II, Inc., a Massachusetts corporation ("Smith II"), as the General Partner, and Danette Jones, an individual resident of Massachusetts ("Jones"), as the Initial Limited Partner, executed an Agreement of Limited Partnership (the "Partnership Agreement") of Smith House II Limited Partnership (the "Partnership"); and

    WHEREAS, as of November 17, 1995, Smith II, as the General Partner, executed, and subsequently filed in the Office of the Secretary of State of Massachusetts on December 1, 1995, a Certificate of Limited Partnership for the formation of the Partnership; and

    WHEREAS, the Partnership has been formed to acquire an existing structure located in Roxbury, Massachusetts, and to develop, rehabilitate, own, maintain and operate a 132-unit mid-rise apartment complex intended for rental to senior citizens of low and moderate income, known as Smith House Apartments (the "Apartment Complex"); and

    WHEREAS, on December 22, 1995, the Partnership acquired an ownership interest in the existing structure from Smith House Associates, a Massachusetts limited partnership, by quit claim deed, which deed was subsequently recorded in the Suffolk County, Massachusetts, Registry District of the Land Court, on December 27, 1995; and

    WHEREAS, the parties hereto now desire to enter into this Amended and Restated Agreement and Certificate of Limited Partnership to (i) continue the Partnership; (ii) admit Boston Capital Tax Credit Fund IV L.P. ("BCTC IV"), a Delaware limited partnership, and Boston Capital Corporate Tax Credit Fund IV, A Limited Partnership, a Massachusetts limited partnership ("BCCTC IV"), to the Partnership as Limited Partners; (iii) withdraw the Initial Limited Partner from the Partnership; (iv) admit BCTC 94, Inc., a Delaware corporation ("BCTC 94"), to the Partnership as the Special Limited Partner; (v) recognize Lower Roxbury Community Corporation ("LRCC") as the guarantor (the "Guarantor") of the obligations and duties of the General Partner as set forth in this Partnership Agreement; (vi) reassign Interests in the Partnership; and
(vii) set forth all of the provisions governing the Partnership.

    NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree to continue the Partnership pursuant to the Act, as set forth in this Amended and Restated Agreement and Certificate of Limited Partnership, which reads in its entirety as follows:





TABLE OF CONTENTS





Page





ARTICLE I     CONTINUATION OF PARTNERSHIP
1



1.01.    Continuation
1
1.02.    Name
1
1.03.    Principal Executive Offices;
    Agent for Service of Process
1
1.04.    Term
1
1.05.    Recording of Certificate
1

ARTICLE II    DEFINED TERMS
2

ARTICLE III   PURPOSE AND BUSINESS OF THE PARTNERSHIP
15

3.01.    Purpose of the Partnership
15
3.02.    Authority of the Partnership
15

ARTICLE IV    REPRESENTATIONS, WARRANTIES AND COVENANTS;
         DUTIES AND OBLIGATIONS
17

4.01.    Representations, Warranties & Covenants Relating
    to the Apartment Complex and the Partnership
17
4.02.    Duties and Obligations Relating to the
    Apartment Complex and the Partnership
20

ARTICLE V     PARTNERS, PARTNERSHIP INTERESTS AND
         OBLIGATIONS OF THE PARTNERSHIP
22

5.01.    Partners, Capital Contributions
    and Partnership Interests
22
5.02.    Return of Capital Contribution
26
5.03.    Withholding of Capital Contributions Upon Default
26
5.04.    Legal Opinions
26
5.05.    Repurchase Obligation
28
5.06.    Asset Management Fee
28
5.07.    BCCTC IV Loan
28

ARTICLE VI    CHANGES IN PARTNERS
30

6.01.    Withdrawal of a General Partner
30
6.02.    Admission of a Successor or Additional
    General Partners
30
6.03.    Effect of Bankruptcy, Death, Withdrawal, Dissolu-
    tion or Incompetence of a General Partner
31

ARTICLE VII   ASSIGNMENT TO THE PARTNERSHIP
33

ARTICLE VIII  RIGHTS, OBLIGATIONS AND POWERS OF THE
               GENERAL PARTNER
34

8.01.    Management of the Partnership
34
8.02.    Limitations Upon the Authority of the
    General Partner
35
8.03.    Management Purposes
36
8.04.    Delegation of Authority
36
8.05.    General Partner or Affiliates Dealing with
    Partnership
36
8.06.    Other Activities
37
8.07.    Liability for Acts and Omissions
37
8.08.    [Intentionally Omitted]
37
8.09.    Rehabilitation of the Apartment Complex;
    Rehabilitation Cost Overruns, Operating Deficits
37
8.10.    Development Fee
38
8.11.    Incentive Partnership Management Fee
39
8.12.    Withholding of Fee Payments
39
8.13.    Removal of the General Partner
40
8.14.    Selection of Management Agent
42
8.15.    Removal of the Management Agent
42
8.16.    Replacement of the Management Agent
43
8.17.    Loans to the Partnership
43
8.18.    Reserve Funds and Operating Assurances
43
8.19.    Option to Purchase; Right of First Refusal
44
8.20.    Operating and Capital Budgets
45

ARTICLE IX    TRANSFERS OF, AND RESTRICTIONS ON
              TRANSFERS OF INTERESTS OF LIMITED PARTNERS
46

9.01.    Acquisition for Investment
46
9.02.    Restrictions on Transfer of Limited Partners'
    Interests
46
9.03.    Admission of Substitute Limited Partners
46
9.04.    Rights of Assignee of Partnership Interest
48

ARTICLE X     RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
49

10.01.   Management of the Partnership
49
10.02.   Limitation on Liability of Limited Partners
49
10.03.   Other Activities
49


ARTICLE XI    PROFITS, LOSSES AND DISTRIBUTIONS
50

11.01.   Allocation of Profits, Losses, Credits and
    Cash Distributions
50
11.02.   Determination of Profits, Losses and Credits
51
11.03.   Allocation of Gains and Losses
51
11.04.   Distribution of Proceeds from Sale and
    Liquidation of Partnership Property
52
11.05.   Capital Accounts
53
11.06.   Authority of General Partner to Vary Allocations
    to Preserve and Protect Partners' Interest
54
11.07.   Designation of Tax Matters Partner
55
11.08.   Authority of Tax Matters Partner
55
11.09.   Expenses of Tax Matters Partner
56
11.10.   Minimum Gain Provisions
56

ARTICLE XII   SALE, DISSOLUTION AND LIQUIDATION
59

12.01.   Dissolution of the Partnership
59
12.02.   Winding Up and Distribution
59

ARTICLE XIII  BOOKS AND RECORDS, ACCOUNTING
61
         TAX ELECTIONS, ETC.

13.01.   Books and Records
61
13.02.   Bank Accounts
61
13.03.   Accountants
61
13.04.   Reports to Partners
62
13.05.   Section 754 Elections
65
13.06.   Fiscal Year and Accounting Method
65

ARTICLE XIV   AMENDMENTS
66

14.01.   Proposal and Adoption of Amendments
66

ARTICLE XV    CONSENTS, VOTING AND MEETINGS
67

15.01.   Method of Giving Consent
67
15.02.   Submissions to Limited Partners
67
15.03.   Meetings; Submissions of Matters for Voting
67

ARTICLE XVI   GENERAL PROVISIONS
68

16.01.   Burden and Benefit
68
16.02.   Applicable Law
68
16.03.   Counterparts
68
16.04.   Separability of Provisions
68
16.05.   Entire Agreement
68
16.06.   Liability of the Investment Partnerships
68
16.07.   Environmental Protection
69
16.08.   Notices      70
16.09.   Continuing Guarantee of Financial Obligations
    of the General Partner by the Guarantor
70


ARTICLE .I


CONTINUATION OF PARTNERSHIP








    1.01. Continuation. The undersigned hereby continue the Partnership as a limited partnership under the Act.





    1.02.     Name.  The name of the Partnership is SMITH HOUSE II LIMITED
PARTNERSHIP.

    1.03. Principal Executive Offices; Agent for Service of Process. The principal executive and record office of the Partnership shall be c/o Smith II, Inc., 122 DeWitt Drive, Roxbury, Massachusetts 02120. The Partnership may change the location of its principal executive office to such other place or places as may hereafter be determined by the General Partner. The General Partner shall promptly notify all other Partners of any change in the principal executive office. The Partnership may maintain such other offices at such other place or places as the General Partner may from time to time deem advisable.

    The name of the registered agent for service of process and the address of the Registered Office of the Partnership in Massachusetts is Danette Jones, 122 DeWitt Drive, Roxbury, Massachusetts 02120.

    1.04. Term. The term of the Partnership commenced as of December 1, 1995, and shall continue until December 31, 2035, unless the Partnership is sooner dissolved in accordance with the provisions of this Agreement.

    1.05. Recording of Certificate. Upon the execution of this Amended and Restated Agreement and Certificate of Limited Partnership by the parties hereto, the General Partner shall take all actions necessary to assure the prompt recording hereof as required by the Act, including filing with the Secretary of State of the Commonwealth of Massachusetts. All fees for filing shall be paid out of the Partnership's assets. The General Partner shall take all other necessary action required by law to perfect and maintain the Partnership as a limited partnership under the laws of the State, and shall register the Partnership under any assumed or fictitious name statute or similar law in force and effect in the State.



ARTICLE II
DEFINED TERMS


    In addition to the abbreviations of the parties set forth in the preamble to this Agreement, the following defined terms used in this Agreement shall have the meanings specified below:

    "Accountants" means Ziner & Company, of Boston, Massachusetts, or such other firm of independent certified public accountants as may be engaged by the General Partner, with the Consent of BCTC 94, to prepare the Partnership income tax returns.

    "Act" means the Uniform Limited Partnership Act of the Commonwealth of Massachusetts, as amended from time to time during the term of the Partnership.

    "Actual Credit" means as of any point in time, the total amount of the Tax Credits actually allocated by the Partnership to the Investment Partnerships, representing ninety-nine per cent (99%) of the Tax Credits actually received by the Partnership, as shown on the applicable tax return of the Partnership.

    "Admission Date" means the date upon which the Investment Partnerships are admitted to the Partnership.

    "Affiliate" means any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with a General Partner, or with another designated Person, as the context may require.

    "Agency" means EOCD, in its capacity as the designated agency of the Commonwealth of Massachusetts to allocate Low-Income Housing Tax Credits, acting through any authorized representative.

    "Agreement" means this Amended and Restated Agreement and Certificate of Limited Partnership, as amended from time to time.

    "Apartment Complex" means the Land owned by the Partnership in Roxbury, Massachusetts, and the 132-unit mid-rise rental apartment development and other improvements located thereon, owned and to be rehabilitated and operated thereon by the Partnership.

    "Asset Management Fee" means the fee payable by the Partnership to Boston Capital, or an Affiliate thereof, pursuant to Section 5.06.

    "Bankruptcy" or "Bankrupt" as to any Person means the filing of a petition for relief as to any such Person as debtor or bankrupt under the Bankruptcy Act of 1898 or the Bankruptcy Code of 1978 or like provision of law (except if such petition is contested by such Person and has been dismissed within 60 days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 60 days.

    "BCCTC IV" means Boston Capital Corporate Tax Credit Fund IV, A Limited Partnership, a Massachusetts limited partnership, which is a Limited Partner of the Partnership.

    "BCCTC IV Loan" means the loan in the principal amount of $1,137,909 to be made to the Partnership by BCCTC IV as of the Admission Date, and as described in Section 5.07 of this Agreement.

    "BCTC IV" means Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership, which is a Limited Partner of the Partnership.

    "BCTC 94" means BCTC 94, Inc., a Delaware corporation, which is the Special Limited Partner of the Partnership.

    "Boston Capital" means Boston Capital Partners, Inc., a Massachusetts corporation.

    "Breakeven Operations" means the date upon which the aggregate of the rental and miscellaneous income from the normal operation of the Apartment Complex and payments received by the Partnership pursuant to the Interest Subsidy Contract, the Rent Supplement Contract and the Operating Subsidy Agreement, received on a cash basis for a period of six (6) consecutive calendar months after the Final Closing, equals or exceeds all accrued operational costs of the Apartment Complex, including but not limited to taxes, assessments, Reserve Fund for Replacements deposits, scheduled and required debt service payments, the Asset Management Fee, and a ratable portion of the annual amount (as reasonably estimated by the General Partner) of those seasonal and/or periodic expenses (such as utilities, maintenance expenses and real estate taxes) which might reasonably be expected to be incurred on an unequal basis during a full annual period of operation, for such period of six (6) consecutive calendar months, with each such calendar month taken individually.

    "Capital Account" means the capital account of a Partner as described in
Section 11.05.

    "Capital Contribution" means the total amount of money or other property contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Interest of such Partner.

    "Capital Transaction" means any transaction the proceeds of which are not includable in determining Cash Flow, including without limitation the disposition, whether by partial sale (except when such sale proceeds are to be used pursuant to a plan or budget approved by all of the Partners), casualty (where the proceeds are not to be used for reconstruction), condemnation, refinancing or similar event of any part of the Apartment Complex, prior to the sale of the Apartment Complex, where the gross proceeds from such sale or event exceed $50,000.

    "Cash Flow" means, with respect to any year or other applicable period, all Revenues received by the Partnership during such period, less
(i) operating expenses of the Partnership paid from Revenues during the applicable period, (ii) all cash payments made from Revenues during such period with respect to the Mortgage Loan and the Second Mortgage Loan, and
(iii) all amounts from Revenues, if any, added to the Reserve Fund for Replacements and the Operating Reserve Account, as may be required from time to time by the Lender pursuant to the Project Documents, during such period. In no event will deductions in determining Cash Flow pursuant to clauses (i) and (ii) above include payments made on account of amounts due on any Subordinated Loans, the Asset Management Fee and/or the Incentive Partnership Management Fee.

    Cash Flow shall be determined separately for each fiscal year and shall not be cumulative. Wherever there is a reference to the distribution of Cash Flow pursuant to the provisions of this Agreement, Cash Flow shall be deemed to be limited to Surplus Cash available for distribution.

    "Certificate" means this Agreement, or any certificate of limited partnership or any other instrument or document which is required under the laws of the State to be signed and sworn to by the Partners of the Partnership and filed in the appropriate public offices within the State to perfect or maintain the Partnership as a limited partnership under the laws of the State, to effect the admission, withdrawal or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State.

    "Chapter 121A Regulatory Agreement" means that certain agreement among the Partnership, Smith House Associates and the Boston Redevelopment Authority, dated as of November 16, 1995.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding provision or provisions of succeeding law.

    "Consent" means the prior written consent or approval of BCTC 94 (acting on behalf of the Investment Partnerships) and/or any other Partner, as the context may require, to do the act or thing for which the consent is solicited.

    "Counsel" or "Counsel for the Partnership" shall mean Hale and Dorr, of Boston, Massachusetts, or such other attorney or law firm upon which BCTC 94 and the General Partner shall agree; provided, however, that if any section of this Agreement either (i) designates particular counsel for the purpose described therein, or (ii) provides that counsel for the purpose described therein shall be chosen by another method or by another Person, then such designation or provision shall prevail over this general definition.

    "Declaration of Covenants" means the Tax Credit Regulatory Agreement and Declaration of Restrictive Covenants to be entered into between the Agency and the Partnership at or prior to the Final Closing, setting forth certain terms and conditions pursuant to which the Apartment Complex is to be operated.

    "Developer" means LRCC, in its capacity as the developer of the Apartment Complex.

    "Development Fee" means the fee payable by the Partnership to the Developer pursuant to Section 8.10 of this Agreement.

    "Development Sources" means the aggregate of: (a) the proceeds of the Mortgage Loan, the Second Mortgage Loan, the Third Loan, the Fourth Mortgage Loan and the Replacement Reserve Withdrawal, (b) the proceeds of the BCCTC IV Loan, and (c) the Capital Contributions of the Investment Partnerships to the Partnership.

    "EOCD" means the Executive Office of Communities and Development of the Commonwealth of Massachusetts.

    "Excess Development Costs" means all funds in excess of the Development Sources which are required to: (i) complete rehabilitation of the Apartment Complex, including paying any cost overruns and the cost of any change orders which have been approved by the Lender and by BCTC 94, as and to the extent required, and which are not funded from proceeds of the Development Sources;
(ii) achieve Substantial Completion, (iii) achieve Initial Closing and Final Closing, and satisfy any escrow deposit requirements which are conditions to the Final Closing, including, without limitation, any amounts necessary for local taxes, utilities, insurance premiums and other amounts which are required (provided, however, that if any such deposits are made by the General Partner, and the funds, or any portion thereof, subsequently are released from such deposit, the funds so released shall not constitute Partnership property and shall be paid to the General Partner); (iv) pay any applicable loan assessment fees, discounts or other costs or expenses incurred by the Partnership as a result of the occurrence of the Initial Closing and/or the Final Closing; (v) pay any Operating Deficits incurred by the Partnership prior to the Final Closing; (vi) pay the entire outstanding balance of principal of and interest on the BCCTC IV Loan; and (vii) pay not less than $437,720 on account of the Development Fee pursuant to Section 8.10 of this Agreement.

    "Final Closing" means the occurrence of all of the following:
(i) Substantial Completion; (ii) approval by the Lender, as and to the extent required, of the Partnership's certification of actual costs as to the development and rehabilitation of the Apartment Complex; (iii) closing of the Mortgage Loan, the Second Mortgage Loan and the Fourth Mortgage Loan; and
(iv) payment, or provision for payment, of all acquisition, development and rehabilitation costs of the Apartment Complex, including all Excess Development Costs.

    "40-60 Set-Aside Test" means the Minimum Set-Aside Test whereby at least 40% of the units in the Apartment Complex must be occupied by individuals with incomes of 60% or less of area median income, as adjusted for family size.

    "Fourth Mortgage Loan" means the nonrecourse mortgage loan to be made to the Partnership by the Lender (in its capacity as the financial intermediary of EOCD) at the Initial Closing in the principal amount of $100,000, which loan is to be made with funds supplied to the Lender by EOCD, which will be evidenced by a promissory note to be given by the Partnership to the Lender at the Initial Closing, and which will be secured by the Third Mortgage and any related security agreements and financing statements. The Fourth Mortgage Loan is to bear interest at the rate of one per cent (1%) per annum; the Fourth Mortgage Loan is to mature on March 1, 2014. Payments on account of principal of and interest on the Fourth Mortgage Loan are to be made as follows: (a) payments on account of interest on and principal of the Fourth Mortgage Loan are to be made annually from and to the extent of Net Cash Flow available after payment of all obligations due with respect to the Development Fee and the Third Loan; and (b) the entire outstanding balance of principal of and interest on the Fourth Mortgage Loan shall be due and payable upon the maturity of the Fourth Mortgage Loan.

    "General Partner" means Smith II, and any other Person admitted as a general partner pursuant to this Agreement, and their respective successors pursuant to this Agreement, including particularly the provisions of Sections
6.03 and 8.13.

    "Guarantor" means LRCC, in its capacity as Guarantor pursuant to this Agreement.

    "Incentive Partnership Management Fee" means the fee payable by the Partnership to the General Partner pursuant to Section 8.11 of this Agreement.

    "Initial Closing" means the date upon which: (i) the Partnership acquires the entire ownership of the Land and the improvements thereon from the Seller; (ii) the Partnership assumes and agrees to perform the Seller's obligations with respect to the Mortgage Loan; (iii) the Second Mortgage Loan is closed and the proceeds of the Second Mortgage Loan are authorized to be disbursed to the Partnership; (iv) the Fourth Mortgage Loan is closed and the proceeds of the Fourth Mortgage Loan are authorized to be disbursed to the Partnership; and (v) the proceeds of the Replacement Reserve Withdrawal are authorized to be disbursed to the Partnership; the Initial Closing is expected to occur on or about April 16, 1996.

    "Initial 100% Occupancy Date" means the first date upon which 100% of the apartment units in the Apartment Complex have been leased to, and have been occupied by, qualified tenants under executed Lender-approved leases, if any such approval is applicable.

    "Installment" means an Installment of the Investment Partnerships' Capital Contributions paid or payable to the Partnership pursuant to Section 5.01.

    "Interest" or "Partnership Interest" means the ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and of said Act. Such Interest of each Partner shall, except as otherwise specifically provided herein, be that percentage of the aggregate of such benefit or obligation specified by Section 5.01 as such Partner's Percentage Interest.

    "Interest Subsidy Contract" means the Interest Subsidy Contract entered into among the Seller's predecessor in interest as owner of the Apartment Complex (and subsequently assigned to and assumed by the Seller), MHFA and the Massachusetts Department of Community Affairs (now EOCD), providing for interest reduction payments to be made by EOCD with respect to the Mortgage Loan; the Interest Subsidy Contract is renewable annually, will be assigned by the Seller to the Partnership at the Initial Closing, and will provide for annual payments to the Partnership in an amount sufficient to reduce the effective interest rate to the Partnership of the initial principal portion of the Mortgage Loan (and not the increase thereto) to one per cent (1.00%) per annum.

    "Invested Amount" means, as to the Investment Partnerships, an amount equal to the Investment Partnerships' paid-in Capital Contributions, divided by 73%.

    "Investment Partnerships" means BCTC IV and BCCTC IV.

    "Land" means the tract of land upon which the Apartment Complex is located.

    "Lender" means MHFA, in its capacity as the maker of the Mortgage Loan, the Second Mortgage Loan and the Fourth Mortgage Loan, acting through any authorized representative.

    "Limited Partner(s)" means the Investment Partnerships and/or BCTC 94, or any other Limited Partner in such Person's capacity as a limited partner of the Partnership.

    "Liquidator" means the General Partner or, if there is none at the time in question, such other Person who may be appointed in accordance with applicable law and who shall be responsible for taking all action necessary or appropriate to wind up the affairs of, and distribute the assets of, the Partnership upon its dissolution.

    "Low-Income Housing Tax Credit" means the low-income housing tax credit allowed for low-income housing projects pursuant to Section 42 of the Code.

    "LRCC" means Lower Roxbury Community Corporation, a Massachusetts non-profit corporation, which is an Affiliate of the General Partner.

    "LRMC" means Lower Roxbury Management Corporation, a Massachusetts corporation, which is an Affiliate of the General Partner.

    "Management Agent" means the management and rental agent for the Apartment Complex.

    "Management Agreement" means the agreement among the Partnership, the Management Agent and MHFA, providing for the marketing and management of the Apartment Complex by the Management Agent.

    "MHFA" means the Massachusetts Housing Finance Agency, a public instrumentality of the Commonwealth of Massachusetts.

    "MHFA Subsidy Escrow Account" means the account to be established pursuant to the requirements of the Lender and the Investment Partnerships, and described in Section 8.18(b) of this Agreement.

    "Minimum Set-Aside Test" means the set-aside test selected by the Partnership pursuant to Section 42(g) of the Code with respect to the percentage of units in the Apartment Complex to be occupied by tenants with incomes equal to no more than a certain percentage of area median income. The Partnership has selected or will select the 40-60 Set-Aside Test as the Minimum Set-Aside Test.

    "Mortgage" means the mortgage, together with all amendments thereto, given by the Seller in favor of the Lender as maker of the Mortgage Loan, which constitutes a first lien on the Apartment Complex and which secures the Mortgage Loan.

    "Mortgage Loan" means the non-recourse permanent mortgage loan made by the Lender, with an aggregate amount outstanding as of the Initial Closing of approximately $2,396,070, and consisting of: (i) the original construction and permanent mortgage loan financing made by the Lender to the Seller's predecessor in interest as owner of the Apartment Complex (and subsequently assigned to and assumed by the Seller), which bears interest at the rate of five and nine hundred forty-three one-thousandths per cent (5.943%) per annum, plus an annual interest override of one-half of one per cent (0.50%) of the original principal balance; and (ii) the increase to the aforesaid original mortgage loan financing made by the Lender to the Seller, which bears interest at the rate of seven and one-half per cent (7.50%) per annum, plus an annual interest override of one-half of one per cent (0.50%) of the original principal amount of such increase. The Mortgage Loan is secured by the Mortgage and other related security documents and financing statements; the Mortgage Loan shall mature and be due and payable in full on March 1, 2014. Monthly payments on account of interest (reflecting the interest rates on the two components of the principal amount as aforesaid) and principal, based upon a level annuity amortization schedule over the remaining term of the Mortgage Loan, together with annual payments of the interest override as aforesaid, are due and payable until the maturity date of the Mortgage Loan. The Mortgage Loan is subject to the Interest Subsidy Contract, which reduces the effective interest rate on the initial principal portion of the Mortgage Loan (and not the increase thereto) to one per cent (1.00%) per annum.

    "Net Cash Flow" means, with respect to any year or other applicable period, Cash Flow with respect to such period, less payments from first available Cash Flow of the Asset Management Fee.

    "Notice" means a writing containing the information required by this Agreement to be communicated to a Partner and sent by express courier, by telephone facsimile transmission, or by registered or certified mail, postage prepaid, return receipt requested, to such Partner at the last known address of such Partner, the date of receipt thereof (or the next business day, if the date of receipt is not a business day) (or, in the case of registered or certified mail, the date of registry thereof or the date of the certification receipt therefor, as applicable) being deemed the date of such Notice; provided, however, that any written communication containing such information sent to such Partner actually received by such Partner shall constitute Notice for all purposes of this Agreement.

    "Operating Deficit" means the amount by which the aggregate of the income of the Partnership from rental payments made by tenants of the Apartment Complex and all other income of the Partnership, including payments received by the Partnership pursuant to the Interest Subsidy Contract, the Rent Supplement Contract and the Operating Subsidy Agreement (other than proceeds of any loans to the Partnership and investment earnings on funds on deposit in the Reserve Fund for Replacements and other such reserve or escrow funds or accounts), for a particular period of time, is exceeded by the sum of: (i) all the operating expenses; all debt service payments due and payable with respect to the Mortgage Loan and the Second Mortgage Loan, as applicable (excluding any permitted accruals as to any of such loans); operating and maintenance expenses; deposits into the Reserve Fund for Replacements; any Lender fee payments; and all other Partnership obligations or expenditures as and to the extent provided for in an approved budget pursuant to Section 8.20 of this Agreement, excluding payments for rehabilitation of the Apartment Complex and fees and other expenses and obligations of the Partnership to be paid from the Capital Contributions of the Investment Partnerships to the Partnership pursuant to this Agreement; and (ii) commencing in 1997, the Asset Management Fee.

    "Operating Subsidy Agreement" means the Operating Subsidy Agreement to be entered into as of the Initial Closing among the Partnership, BCTC 94, the Developer and the Lender, which will provide the terms and conditions for the administration of, and the making of withdrawals from, the MHFA Subsidy Escrow Account.

    "Partner" means any General Partner and any Limited Partner.

    "Partnership" means Smith House II Limited Partnership.

    "Partnership Agreement" means this Amended and Restated Agreement and Certificate of Limited Partnership, as amended from time to time.

    "Percentage Interest" means the percentage Interest of each Partner as set forth in Section 5.01.

    "Person" means any individual, partnership, corporation, trust or other entity.

    "Project Documents" means and includes the Repair Loan Agreement to be entered into between the Partnership and the Lender at the Initial Closing, the Development Fund Agreement to be entered into between the Partnership and the Lender at the Initial Closing, the Mortgage, the Second Mortgage, the Third Mortgage, the Declaration of Covenants, the Regulatory Agreement, the Management Agreement, the Chapter 121A Regulatory Agreement, the Interest Subsidy Contract, the Rent Supplement Contract, the Operating Subsidy Agreement, and all other documents and instruments delivered to (or required by) the Lender or the Agency, and all other documents relating to the Apartment Complex and by which the Partnership is bound, as amended or supplemented from time to time.

    "Projected Credit" means Low-Income Housing Tax Credits in the amount of $117,680 for 1996, $410,537 per year for each of the years 1997 through 2005, and $292,857 for 2006, which the General Partner has projected to be the total amount of the Tax Credits which will be allocated to the Investment Partnerships by the Partnership, constituting ninety-nine per cent (99%) of the aggregate amount of Tax Credits which are projected to be available to the Partnership; provided, however, that if the Actual Credit for 1996 is greater than (or less than) $117,680, the Projected Credit for the year 2006 shall be reduced (increased) by an amount equal to the amount by which the Actual Credit for 1996 exceeds (is less than) $117,680.

    "Regulatory Agreement" means the regulatory agreement to be entered into between the Partnership and the Lender at the Initial Closing, with respect to the Mortgage Loan, which will set forth certain terms and conditions under which the Apartment Complex is to be operated.

    "Rent Restriction Test" means the test pursuant to Section 42 of the Code whereby the gross rent charged to tenants of the low-income units in the Apartment Complex cannot exceed 30% of the qualifying income levels of those units.

    "Rent Supplement Contract" means the Rent Supplement Contract entered into between the Seller and the U.S. Department of Housing and Urban Development ("HUD"), providing for rent supplement payments to be made by HUD with respect to certain tenants of the Apartment Complex; the Rent Supplement Contract will be assigned by the Seller to the Partnership at the Initial Closing.

    "Replacement Reserve Withdrawal" means funds in the amount of $200,000, which are to be withdrawn from the Reserve Fund for Replacements at the Initial Closing, with the approval of the Lender, and made available to the Partnership for the payment of certain of the costs of rehabilitation of the Apartment Complex.

    "Reserve Fund for Replacements" means the reserve fund for replacements with respect to the Apartment Complex as required by the Lender, and as is described in Section 8.18(a) of this Agreement.

    "Revenues" means all cash receipts of the Partnership during any period except for Capital Contributions, proceeds from the liquidation, sale or refinancing of Partnership property or of a Capital Transaction, the proceeds of any loan to the Partnership, and investment earnings on funds on deposit in the Reserve Fund for Replacements and the MHFA Subsidy Escrow Account.

    "Second Mortgage" means the mortgage to be given by the Partnership in favor of the Lender at the Initial Closing, which will constitute a second lien on the Apartment Complex, subject and subordinate to the lien of the Mortgage, and which will secure the Second Mortgage Loan.

    "Second Mortgage Loan" means the nonrecourse permanent second mortgage energy loan to be made by the Lender to the Partnership at the Initial Closing with respect to the Apartment Complex, in the principal amount of $250,000, and which will be secured by the Second Mortgage and any related security agreements and financing statements. The Second Mortgage Loan will bear interest at the rate of seven per cent (7.00%) per annum, plus an annual interest override of one-half of one per cent (0.50%) of the original principal amount; the Second Mortgage Loan shall mature on December 31, 2006, and payments on account of principal of and interest on the Second Mortgage Loan, based on a level annuity amortization schedule that will fully amortize the principal of the Second Mortgage Loan as of its maturity date, are to be made on a monthly basis commencing as of January 1, 1997, and continuing throughout the term of the Second Mortgage Loan.

    "Seller" means Smith House Associates, a Massachusetts limited partnership, which owns an interest in the Apartment Complex, which interest will be conveyed to the Partnership at the Initial Closing.

    "State" means the Commonwealth of Massachusetts.

    "State Designation" means, with respect to the Apartment Complex, the allocation by the Agency of Low-Income Housing Tax Credits, as evidenced by the receipt by the Partnership of an IRS Form 8609 executed by the Agency as to the building constituting the Apartment Complex.

    "Subordinated Loan" means any loan made by the General Partner to the Partnership pursuant to Section 8.16.

    "Subsidy Escrow Withdrawal" means funds in the amount of $60,000, which are to be withdrawn from the Partnership's subsidy escrow funds at the Initial Closing, and made available to the Partnership for the payment of certain of the costs of development and rehabilitation of the Apartment Complex.

    "Substantial Completion" means the date upon which all of the following have occurred: (i) the rehabilitation of the Apartment Complex has been completed as evidenced by the Partnership's receipt of the certification of the inspecting architect as to the satisfactory substantial completion of all rehabilitation and construction work as to the Apartment Complex, and by the receipt by BCTC 94 of a certification as to such satisfactory substantial completion of rehabilitation from the reviewing architect retained by BCTC 94;
(ii) the Partnership shall have received an updated owner's title insurance policy (or endorsement thereto) satisfactory to BCTC 94; (iii) BCTC 94 shall have received evidence satisfactory to it that all amounts payable to the construction manager and all subcontractors have been paid in full (other than agreed-upon retainage amounts payable at the Final Closing), and that the Partnership is not in violation of the construction management agreement or any subcontracts; (iv) BCTC 94 shall have received evidence satisfactory to it that all due diligence recommendations as to the Apartment Complex remaining unresolved as of the Initial Closing (if any), have been fully resolved and/or performed in accordance with a separate letter agreement to be entered into between the Partnership and BCTC 94 as of the Initial Closing (as and to the extent applicable); and (v) the Partnership shall have received an estoppel letter, satisfactory to BCTC 94, from the Lender.

    "Substitute Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03.

    "Surplus Cash" means, for the period from and after the Final Closing, any cash from all sources (other than investment earnings on funds on deposit in the Reserve Fund for Replacements and the MHFA Subsidy Escrow Account, and withdrawals from the Reserve Fund for Replacements) remaining at the end of an annual fiscal period (a) after the payment (on a thirty day current basis) of
(i) all sums due and currently required to be paid under the terms of the Mortgage Loan and the Second Mortgage Loan, (ii) any amounts required by the Lender to be deposited in the Reserve Fund for Replacements and/or the MHFA Operating Reserve Account, and (iii) all obligations of or with respect to the Apartment Complex, including operating expenses and escrow deposits for taxes and insurance, other than the Mortgage Loan and the Second Mortgage Loan; and
(b) after the segregation of all tenant security deposits held, together with accrued interest thereon payable to the tenant(s) pursuant to the laws of the State.

    "Tax Credit" means the Low-Income Housing Tax Credit.

    "Third Mortgage" means the mortgage to be given by the Partnership in favor of the Lender at the Initial Closing, which will constitute a third lien on the Apartment Complex, subject and subordinate to the liens of the Mortgage and the Second Mortgage, and which will secure the Fourth Mortgage Loan.

    "Third Loan" means the unsecured nonrecourse loan made to the Seller by LRMC in the original principal amount of $38,670; the rights, duties and obligations of the Seller as to the Third Loan are to be assumed by the Partnership as of the Initial Closing. The Third Loan: (i) is to be evidenced by a certain promissory note to be executed by the Partnership as of the Initial Closing; (ii) bears interest at the rate of one per cent (1%) per annum, compounded annually; and (iii) is to mature on March 31, 2026. Payments on account of principal of and interest on the Third Loan are to be made as follows: (a) payments on account of interest on and principal of the Third Loan are to be made annually from and to the extent of Net Cash Flow remaining available after payment of all obligations due with respect to the Development Fee; and (b) the entire outstanding balance of principal of and interest on the Third Loan shall be due and payable upon the maturity of the Third Loan.


ARTICLE  III
PURPOSE AND BUSINESS OF THE PARTNERSHIP


    3.01. Purpose of the Partnership. The Partnership has been organized exclusively to acquire the Apartment Complex, and to develop, finance, rehabilitate, own, maintain, operate and sell or otherwise dispose of the Apartment Complex, in order to obtain long-term appreciation, cash income, Tax Credits and tax losses.

    3.02. Authority of the Partnership. In order to carry out its purpose, the Partnership is empowered and authorized to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of its purpose, and for the protection and benefit of the Partnership, including but not limited to the following:

         (a)  acquire ownership of the Apartment Complex;

         (b) rehabilitate, operate, maintain, improve, buy, own, sell, convey, assign, mortgage, rent or lease any real estate and any personal property necessary to the operation of the Apartment Complex;

         (c) provide housing, subject to the Minimum Set-Aside Test and the Rent Restriction Test and consistent with the requirements of the Declaration of Covenants and the Regulatory Agreement, so long as the Declaration of Covenants and the Regulatory Agreement, as applicable, remain(s) in force;

         (d) enter into any kind of activity, and perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Partnership;

         (e) borrow money and issue evidences of indebtedness in furtherance of the Partnership business and secure any such indebtedness by mortgage, pledge, or other lien, provided, however, that the Mortgage Loan, the Second Mortgage Loan, the Third Loan and the Fourth Mortgage Loan, and any evidences of indebtedness thereof and any documents amending, modifying or replacing them shall have the legal effect that the Partnership and the Partners shall have no personal liability for the repayment of the principal of or payment of interest on the Mortgage Loan, the Second Mortgage Loan, the Third Loan and the Fourth Mortgage Loan, or other such indebtedness, and that the sole recourse of any lender with respect to the principal thereof and interest thereon shall be to the property securing the Mortgage Loan, the Second Mortgage Loan, the Third Loan or the Fourth Mortgage Loan, as applicable; except that any Partner shall be personally responsible (i) for funds or property of the Apartment Complex coming into such party's hands, which it is not entitled to retain, and (ii) for such party's own acts and deeds, or the acts and deeds of others which it has authorized, in violation of the provisions of any of the Project Documents;

         (f) maintain and operate the Apartment Complex, including hiring the Management Agent (which Management Agent may be any of the Partners or an Affiliate thereof) and entering into any agreement for the management of the Apartment Complex during its rent-up and after its rent-up period;

         (g) subject to the approval of the Agency and/or the Lender, if required, and to other limitations expressly set forth elsewhere in this Agreement, negotiate and conclude agreements for the sale, exchange, lease or other disposition of all or substantially all of the property of the Partnership, or for the refinancing of any mortgage loan on the property of the Partnership;

         (h) enter into the Declaration of Covenants with the Agency and the Regulatory Agreement with the Lender providing for regulations with respect to rents, profits, dividends and the disposition of property;

         (i) rent dwelling units in the Apartment Complex from time to time, in accordance with the provisions of the Code applicable to Low-Income Housing Tax Credits and in accordance with applicable federal, state and local regulations, collecting the rents therefrom, paying the expenses incurred in connection with the Apartment Complex, and distributing the net proceeds to the Partners, subject to any requirements which may be imposed by the Declaration of Covenants and/or the Regulatory Agreement; and

         (j) do any and all other acts and things necessary or proper in furtherance of the Partnership business.


ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS;
DUTIES AND OBLIGATIONS

    4.01. Representations, Warranties and Covenants Relating to the Apartment Complex and the Partnership. As of the date hereof, the General Partner hereby represents, warrants and covenants to the Partnership and to the Partners that:

         (a) the rehabilitation of the Apartment Complex shall be undertaken and completed in a timely and workmanlike manner in accordance with
(i) all applicable requirements of the Lender, (ii) all applicable requirements of all appropriate governmental entities, and (iii) the plans and specifications of the Apartment Complex that have been or shall be hereafter approved by the Lender and any applicable governmental entities, as such plans and specifications may be changed from time to time with the approval of the Lender and any applicable governmental entities, if such approval shall be required;

         (b) at the Initial Closing and as of the date hereof, the Land is and will be properly zoned for the Apartment Complex, it has obtained all consents, permissions and licenses required by all applicable governmental entities, and the Apartment Complex conformed and conforms to all applicable federal, state and local land use, zoning, environmental and other governmental laws and regulations;

         (c) all appropriate public utilities, including sanitary and storm sewers, water, gas and electricity, are currently available and are operating properly for all dwelling units in the Apartment Complex;

         (d) at the Initial Closing, good and marketable fee simple title to the Apartment Complex will be acquired and held by the Partnership, and title insurance policies of a financially responsible institution acceptable to the Lender, in the amount of the replacement cost of the Apartment Complex, which amount shall not be less than (i) as to the Partnership, the total of
(A) the aggregate of the principal amounts of the Mortgage Loan, the Second Mortgage Loan, the Third Loan and the Fourth Mortgage Loan, and (B) the Capital Contributions of the General Partner and the Invested Amount; and
(ii) a title insurance policy acceptable to the Lender, in an amount equal to the aggregate of the principal amounts of the Mortgage Loan, the Second Mortgage Loan and the Fourth Mortgage Loan, shall be issued in favor of the Lender;

         (e) there shall be no direct or indirect personal liability of the Partnership or of any of the Partners for the repayment of the principal of or payment of interest on either the Mortgage Loan, the Second Mortgage Loan, the Third Loan or the Fourth Mortgage Loan, and the sole recourse of the Lender and LRMC, respectively, under the Mortgage Loan, the Second Mortgage Loan, the Third Loan and the Fourth Mortgage Loan, respectively, with respect to the principal thereof and interest thereon, shall be to the property securing the indebtedness;

         (f) it is not aware of any default under any agreement, contract, lease, or other commitment, or of any claim, demand, litigation, proceedings or governmental investigation pending or threatened against it, the Apartment Complex or the Partnership, or related to the business or assets of the Partnership or of the Apartment Complex, which claim, demand, litigation, proceeding or governmental investigation could result in any judgment, order, decree, or settlement would materially and adversely affect the business or assets of the Partnership or of the Apartment Complex;

         (g) neither it nor any of its Affiliates nor the Partnership, has entered, or shall enter, into any agreement or contract for the payment of any Mortgage Loan or Second Mortgage Loan or Third Loan or Fourth Mortgage Loan discounts, additional interest, yield maintenance or other interest charges or financing fees or any agreement providing for the guarantee of payment of any such interest charges or financing fees relating to the Mortgage Loan, the Second Mortgage Loan, the Third Loan or the Fourth Mortgage Loan; in no event will it or the Partnership enter into any such agreement or guaranty of any kind whatsoever (such as an escrow arrangement or letter of credit arrangement) which would subject the Partnership or any of the Partners to personal liability with respect to the repayment of the principal of the Mortgage Loan, the Second Mortgage Loan, the Third Loan or the Fourth Mortgage Loan;

         (h) the execution of this Agreement, the incurrence of the obligations set forth in this Agreement, and the consummation of the transactions contemplated by this Agreement do not violate any provision of law, any order, judgment or decree of any court binding on the Partnership, the General Partner or its Affiliates, any provision of any indenture, agreement, or other instrument to which the Partnership or it or any of its Affiliates is a party or by which the Partnership or the Apartment Complex is affected, and is not in conflict with, and will not result in a breach of or constitute a default under any such indenture, agreement, or other instrument or result in creating or imposing any lien, charge, or encumbrance of any nature whatsoever upon the Apartment Complex;

         (i) at the Initial Closing, fire and extended coverage insurance for the full replacement value of the Apartment Complex (excluding the value of the Land, site utilities, landscaping and foundations) and worker's compensation and public liability insurance, all in favor of the Partnership, will be in full force and effect and will be kept in full force and effect during the term of the Partnership; all such policies shall be in amounts and with insurers satisfactory to the Lender, and shall be paid for out of Partnership assets; until Final Closing, it, on behalf of the Partnership, will maintain not less than $6,000,000 of liability insurance covering the Land and the Apartment Complex;

         (j) neither it, on behalf of the Partnership, nor the Partnership, has incurred any financial responsibility with respect to the Apartment Complex prior to the date of execution of this Agreement, other than that disclosed to the Investment Partnerships;

         (k) at the Initial Closing, as of the date hereof and at the Final Closing, the Partnership is and will continue to be a valid limited partnership, duly organized under the laws of the State, has and shall continue to have full power and authority to acquire the Apartment Complex and to develop, rehabilitate, operate and maintain the Apartment Complex in accordance with the terms of this Agreement, and had taken and shall continue to take all action under the laws of the State and any other applicable jurisdiction that is necessary to protect the limited liability of the Limited Partners and to enable the Partnership to engage in its business;

         (l) no restrictions on the sale or refinancing of the Apartment Complex, other than the restrictions set forth or to be set forth in the Declaration of Covenants, the Regulatory Agreement and the other Project Documents, exist as of the date hereof, and no such restrictions shall, at any time while either of the Investment Partnerships is a Limited Partner, be placed upon the sale or refinancing of the Apartment Complex;

         (m) the Apartment Complex is being developed and operated in a manner which satisfies, and shall continue to satisfy, all restrictions, including tenant income and rent restrictions, applicable to projects generating Low-Income Housing Tax Credits under Section 42 of the Code;

         (n) the Projected Credits applicable to the Apartment Complex are $117,680 of Low-Income Housing Tax Credits for 1996, $410,537 per year of Low-Income Housing Tax Credits for each of the years 1997 through 2005, and $292,857 of Low-Income Housing Tax Credits for 2006; provided, however, that if the Actual Credit for 1996 is greater than (is less than) $117,680, the Projected Credit for the year 2006 shall be reduced (increased) by an amount equal to the amount by which the Actual Credit for 1996 exceeds (is less than) $117,680;

         (o) it shall use its best efforts to ensure that the Management Agent adequately fulfills its obligations to the Partnership as construction manager for the performance of the rehabilitation work as to the Apartment Complex; and

         (p) it shall use its best efforts to ensure that the Interest Subsidy Contract is renewed annually so long as the Mortgage Loan shall remain outstanding.


    4.02. Duties and Obligations Relating to the Apartment Complex and the Partnership.

         The General Partner shall have the following duties and obligations with respect to the Apartment Complex and the Partnership:

         (a) all requirements shall be met which are necessary to obtain or achieve (i) compliance with the Minimum Set-Aside Test, the Rent Restriction Test, and any other requirements necessary for the Apartment Complex to initially qualify, and to continue to qualify, for Tax Credits, including all requirements set forth in the Declaration of Covenants and the Regulatory Agreement, (ii) issuance of all necessary certificates of occupancy, including all governmental approvals required to permit occupancy of all of the apartment units in the Apartment Complex, subsequent to the rehabilitation of the Apartment Complex, (iii) the Final Closing, and
(iv) compliance with all provisions of the Project Documents;

         (b) while conducting the business of the Partnership, it shall not act in any manner which it knows or should have known after due inquiry will (i) cause the termination of the Partnership for federal income tax purposes without the Consent of BCTC 94, or (ii) cause the Partnership to be treated for federal income tax purposes as an association taxable as a corporation;

         (c) the Apartment Complex shall be managed upon Substantial Completion so that (i) no less than eighty per cent (80%) of the gross income from the Apartment Complex (other than receipts from the Interest Subsidy Contract, the Rent Supplement Contract and the MHFA Subsidy Escrow Account) in every year is rental income from dwelling units in the Apartment Complex used to provide living accommodations not on a transient basis and (ii) the rental of all units in the Apartment Complex comply with the tenant income limitations and other restrictions under the Rent Restriction Test, the Declaration of Covenants and the Regulatory Agreements;

         (d) it shall exercise good faith in all activities relating to the conduct of the business of the Partnership, including the development, operation and maintenance of the Apartment Complex, and it shall take no action with respect to the business and property of the Partnership which is not reasonably related to the achievement of the purpose of the Partnership;

         (e) all of (i) the fixtures, maintenance supplies, tools, equipment and the like now and to be owned by the Partnership or to be appurtenant to, or to be used in the operation of the Apartment Complex, as well as (ii) the rents, revenues and profits earned from the operation of the Apartment Complex, will be free and clear of all security interests and encumbrances except those established pursuant to the Mortgage Loan, the Second Mortgage Loan and the Fourth Mortgage Loan, as applicable, and any additional security agreements executed in connection therewith;

         (f) it will execute on behalf of the Partnership all documents necessary to elect, pursuant to Sections 732, 743 and 754 of the Code, to adjust the basis of the Partnership's property upon the request of BCTC 94, if, in the sole opinion of BCTC 94, such election would be advantageous to the Investment Partnerships;

         (g) it guarantees the repayment by the Partnership of any Credit Recovery Loan from the Investment Partnership to the Partnership made pursuant to Section 5.01(d)(iii), and it guarantees payment by the Partnership of the Development Fee pursuant to the terms of Section 8.10;

         (h) it shall, during and after the period in which it is a Partner, provide the Partnership with such information and sign such documents as are necessary for the Partnership to make timely, accurate and complete submissions of federal and state income tax returns; and

         (i) it guarantees the completion of rehabilitation of the Apartment Complex and the assumption and receipt of the funding provided by the Mortgage Loan, the Second Mortgage Loan, the Third Loan and the Fourth Mortgage Loan.


ARTICLE V
PARTNERS, PARTNERSHIP INTERESTS
AND OBLIGATIONS OF THE PARTNERSHIP


    5.01.     Partners, Capital Contributions and Partnership Interests.

    (a) The General Partner, its principal address or place of business, its Capital Contributions and its Percentage Interest are as follows:

    Smith II, Inc.           $100      1.00%
    122 DeWitt Drive
    Roxbury, MA  02120


    (b) (i) The Limited Partners, their principal offices or places of business, their Capital Contributions and their Percentage Interests are as follows:

    Boston Capital Tax
       44.5455%
      Credit Fund IV L.P.
    c/o Boston Capital       $1,034,554, as more
      Partners, Inc.              specifically set forth
    One Boston Place, 21st Floor  in subparagraph (c)
    Boston, MA 02108         immediately below


    Boston Capital Corporate
                          54.4445%
      Tax Credit Fund IV, A
      Limited Partnership
    c/o Boston Capital       $1,264,454 (plus an amount
    Partners, Inc.           equal to interest accrued
    One Boston Place, 21st Floor  on the BCCTC IV Loan), as
    Boston, MA 02108         more specifically set forth in
                   subparagraph (c)
                   immediately below.

         (ii) The Special Limited Partner, its principal office or place of business, its Capital Contribution and its Percentage Interest is as follows:

BCTC 94, Inc. $ 1.00    0.01%
c/o Boston Capital
Partners, Inc.
One Boston Place, 21st Floor
Boston, MA 02108

         (c) Subject to the provisions of this Agreement, including without limitation, the provisions of Sections 5.01(d), 5.01(e) and 5.03, the Investment Partnerships shall be obligated to make Capital Contributions to the Partnership in the aggregate amount of $2,299,008 (plus an amount equal to interest accrued on the BCCTC IV Loan, as set forth in Section 5.01(c)(ii) below), in three (3) installments (the "Installments"), which Installments shall be due and payable in cash by the Investment Partnerships, solely from Capital Contributions of their investor limited partners to the Investment Partnerships, within ten (10) days after BCTC 94 shall have received evidence, reasonably satisfactory to it, of the occurrence of each of the conditions set forth below as to the applicable Installment, as follows:

         (i)  $931,198 ($931,098 from BCTC IV and $100 from
BCCTC IV), upon the latest to occur of (A) the Admission Date, or
(B) the Initial Closing, or (C) receipt by the Investment
Partnerships of the legal opinion provided for in Section 5.04 of this Agreement (the "First Installment");

         (ii) $1,310,335 ($77,592 from BCTC IV, and $1,232,743, plus an amount equal to interest accrued on the BCCTC IV Loan
(estimated to be $43,212), from BCCTC IV), upon the latest to occur of (A) Substantial Completion, (B) State Designation,
(C) receipt by the Investment Partnerships of a certification by the General Partner, in form and substance acceptable to BCTC 94, of the construction and development costs of the Apartment Complex and the Eligible Basis of the Apartment Complex for purposes of Tax Credits, together with an accountants' report thereon issued by the Accountants (the "Cost Certification"), (D) payment in full of the entire outstanding balance of the BCCTC IV Loan (as and to the extent that funds are available therefor from proceeds of the Second Installment), or (E) satisfaction of the conditions to the making of the First Installment (the "Second Installment"); and

         (iii)     $57,475 ($25,864 from BCTC IV and $31,611 from
BCCTC IV), upon the latest to occur of (A) the Initial 100% Occupancy Date, (B) Final Closing, (C) the occurrence of Breakeven Operations, (D) receipt by the Investment Partnerships of the federal income tax return, and audited financial statements, of the Partnership for the fiscal year in which Breakeven Operations occurred, or (E) satisfaction of all of the conditions to the payment of the First and Second Installments (the "Third Installment").

    As a condition precedent to each payment set forth above, the General Partner shall, not less than ten (10) days nor more than twenty (20) days prior to the time the applicable Installment is due, give BCTC 94 and the Investment Partnerships Notice in the form of a written certification that:
[A] the representations, warranties and covenants given by the General Partner in Section 4.01(a) are valid and accurate, where still applicable, with respect to the General Partner, the Partnership and/or the Apartment Complex, as of the date of such certificate, and [B] to the best of its knowledge, after due inquiry, no condition exists which would, pursuant to Section 5.03, entitle the Investment Partnerships to withhold the payment of such Installment. Based upon the giving of such Notice, such Installment shall be made on the due date therefor, or if such Notice is not timely given, then within twenty (20) days after receipt of such Notice.

    At such time as the conditions for the making of the First Installment are satisfied, such amount (estimated to be $536,095) as shall be necessary to achieve Initial Closing, shall be paid by the Investment Partnerships to, or pursuant to the direction of the Partnership. The balance of the proceeds of the BCCTC IV Loan and the First Installment (in the amount of approximately $1,533,012) shall be disbursed to the Partnership on the basis of draw requests as and to the extent approved by or on behalf of BCTC 94. The draw requests shall include, or be subject to, as applicable: (i) certification by the project architect as to the progress of the rehabilitation,
(ii) performance of a physical site inspection by or on behalf of BCTC 94 or its engineering/construction consultant, and (iii) receipt of an endorsement to the owner's title insurance policy with respect to such draw or alternative evidence of the lien-free status of title reasonably acceptable to BCTC 94. The parties hereto acknowledge and understand that the foregoing draw process is part of a process for the preparation, review and approval of all draws with respect to the rehabilitation of the Apartment Complex, and with respect to the advance of all funds for such rehabilitation (including the proceeds of the BCCTC IV Loan, the Capital Contributions of the Investment Partnerships, the Capital Contributions of the General Partner, and the proceeds of the Replacement Reserve Withdrawal, the Subsidy Escrow Withdrawal, the Second Mortgage Loan and the Fourth Mortgage Loan), and that all such draws are to be subject to review and approval by BCTC 94 and the Lender. The parties further acknowledge and agree that funds in the amount of $125,000 shall be held and not disbursed pursuant to draws as aforesaid until such time as the Lender, BCTC 94 and the Partnership have received the opinion of Hale and Dorr, Counsel for the Partnership, to the effect that all necessary zoning approvals and/or variances have been granted to the Partnership, and the appeal period therefrom has expired, with respect to the enclosure and renovation of the balcony area located on the 12th floor of the Apartment Complex.

    (d)  (i)  Upon the occurrence of Cost Certification and State
Designation, if ninety-nine per cent (99%) of the aggregate amount of Tax
Credits: (A) for which the Partnership would be eligible with respect to the Apartment Complex based upon the Cost Certification, and/or (B) allocated by the Agency with respect to the Apartment Complex, is less than the amount of the Projected Credits attributable to Low-Income Housing Tax Credits (the "Allocation Differential"), then the Capital Contribution of the Investment Partnerships shall be reduced pro rata by the "Adjustment Amount." The Adjustment Amount shall be equal to the Allocation Differential multiplied by seventy-five and nine hundred forty-five one-thousandths per cent (75.945%), and any such reduction in Capital Contribution shall be applied to reduce the Second Installment. In the event that there is a reduction in Capital Contributions equal to the Adjustment Amount, then the amount of the Projected Credits shall be reduced to reflect the Allocation Differential, and thereafter shall be referred to as the "Revised Projected Credits."

         (ii) If at any time the Accountants determine that, for any fiscal year or portion thereof during the Partnership's operation, ending on the date five (5) years from and after the date of Substantial Completion (the "Reduction Period"), the Actual Credit for such fiscal year or portion thereof is less than the Projected Credit, or the Revised Projected Credit, if applicable, applicable to such fiscal year or portion thereof, then the Capital Contribution of the Investment Partnerships shall be reduced pro rata by the Reduction Amount. The "Reduction Amount" shall be equal to the sum of
(A) the product of the difference between the Projected Credit, or the Revised Projected Credit, if applicable, and the Actual Credit multiplied by seventy-five and nine hundred forty-five one-thousandths per cent (75.945%), and
(B) the amount of any recapture, interest or penalty payable by the limited partners of the Investment Partnership (assuming pass-through of all such liability in the year incurred and a tax rate equal to the maximum individual rate applicable in such year) as a result of the Credit Shortfall for such year. Any reduction in Capital Contribution shall first be applied to reduce the Installment next due to be paid by the Investment Partnerships, and any portion of such reduction in excess of such Installment shall be applied to reduce succeeding Installments. If no further Installments are due to be paid, then the entire amount of such reduction shall be repaid by the Partnership to the Investment Partnerships pro rata promptly after demand is made therefor. The General Partner is obligated to provide such funds to the Partnership as shall be necessary to cause the aforesaid payment to be made by the Partnership to the Investment Partnerships.

         (iii) In the event that, for any reason, at any time after the Reduction Period, the amount of the Actual Credit shall be less than the Projected Credit (or the Revised Projected Credit, if applicable) with respect to any fiscal year during the Partnership's operation (such difference being hereinafter referred to as a "Credit Shortfall"), the Investment Partnerships shall be treated as having made a pro rata constructive advance to the Partnership with respect to such year (a "Credit Recovery Loan"), which shall be deemed to have been made on January 1 of such year, in an amount equal to the sum of (A) the Credit Shortfall for such year, plus (B) the amount of any recapture, interest or penalty payable by the limited partners of the Investment Partnerships (assuming pass-through of all such liability in the year incurred and a federal tax rate equal to the maximum individual rate applicable in such year) as a result of the Credit Shortfall for such year. Credit Recovery Loans shall be deemed to bear simple (not compounded) interest, from the respective dates on which such principal advances are deemed to have been made under this Section 5.01(d)(iv) at 9% per annum. Credit Recovery Loans shall be repayable by the Partnership as provided in
Section 11.04(c).

         (e) Without the Consent of all of the Partners, no additional Persons may be admitted as additional Limited Partners and Capital Contributions may be accepted only as and to the extent expressly provided for in this Article V.

    5.02. Return of Capital Contribution. Except as provided in this Agreement, no Partner shall be entitled to demand or receive the return of his Capital Contribution.

    5.03. Withholding of Capital Contribution Upon Default. In the event that: (a) the General Partner or any successor General Partner shall not have substantially complied with any material provisions under this Agreement, or
(b) any financing commitment of the Lender or any other lender, or any agreement entered into by the Partnership for financing related to the Apartment Complex shall have terminated prior to their respective termination date(s), or (c) foreclosure proceedings shall have been commenced against the Apartment Complex or any portion thereof, then the Partnership and the General Partner shall be in default of this Agreement, and BCTC 94, at its sole election, may cause the withholding of payment of any Installment otherwise payable to the Partnership.

    All amounts so withheld by the Investment Partnerships under this
Section 5.03 shall be promptly released to the Partnership only after the General Partner or the Partnership has cured the default justifying the withholding, as demonstrated by evidence reasonably acceptable to BCTC 94.

    5.04. Legal Opinions. As a condition precedent to payment of the First Installment, the Investment Partnerships shall have received the opinions of Hale and Dorr, of Boston, Massachusetts, counsel to the Partnership, to the General Partner, to the Guarantor and to the Developer, which opinions shall explicitly state that Peabody & Brown, of Washington, D.C., counsel to the Investment Partnerships, may explicitly rely upon them, that:

         (a) the Partnership is a duly formed and validly existing limited partnership under the Act, and the Partnership has full power and authority to acquire, own and operate the Apartment Complex and to conduct its business hereunder; each of the Investment Partnerships has been validly admitted as a Limited Partner of the Partnership entitled to all the benefits of a Limited Partner under this Agreement, and the Interest of each of the Investment Partnerships in the Partnership is the Interest of a limited partner, with no personal liability for the obligations of the Partnership;

         (b) Smith II is duly and validly organized and is validly existing in good standing as a corporation under the laws of the State, and is validly authorized to transact business in the State and is in good standing in the State, with full power and authority to enter into and perform its obligations hereunder;

         (c) LRCC is a duly formed and validly existing non-profit corporation in good standing under the laws of the State, and has the full power and authority to enter into and perform the obligations of the Developer under and pursuant to this Agreement, and to act in the capacity of Guarantor of the General Partner's obligations pursuant to the terms of this Agreement;

         (d) execution of this Agreement by the General Partner, the Guarantor and the Developer has been duly and validly authorized by or on behalf of each of them and, having been executed and delivered in accordance with its terms, this Agreement constitutes the valid and binding agreement of each of the General Partner, the Guarantor and the Developer, enforceable in accordance with its terms;

         (e) there is no direct or indirect personal liability of the Partnership or of any of the Partners for the repayment of the principal of or payment of interest on the Mortgage Loan, the Second Mortgage Loan, the Third Loan or the Fourth Mortgage Loan, and the sole recourse of the Lender and LRMC, respectively, under the Mortgage Loan, the Second Mortgage Loan, the Third Loan and the Fourth Mortgage Loan, respectively, with respect to the principal thereof and interest thereon, shall be to the property securing the indebtedness; under the laws of the State, the Second Mortgage Loan, the Third Loan and the Fourth Mortgage Loan each constitutes a valid debt obligation;

         (f) the Partnership owns fee simple, good and marketable legal title to the Apartment Complex, subject only to the liens, charges, easements, restrictions and encumbrances as are set forth in the title insurance policy issued to the Partnership, none of which materially interfere with or adversely affect the development or operation of the Apartment Complex;

         (g) there are no defaults existing with respect to any of the Project Documents; and

         (h) no event of Bankruptcy has occurred with respect to the Partnership, the General Partner, the Guarantor and/or the Developer.

    5.05.     Repurchase Obligation.

         (a) If (i) Substantial Completion has not occurred by March 31, 1997; (ii) State Designation has not occurred by July 31, 1997;
(ii) foreclosure proceedings have been commenced against the Apartment Complex prior to the Final Closing; (iv) the Final Closing has not occurred by July 31, 1997 (or such later date as may be consented to by BCTC 94); (v) the Partnership fails to meet the Minimum Set-Aside Test and the Rent Restriction Test within 12 months of the occurrence of Substantial Completion, or at any time prior to the date which is five (5) years from and after the date upon which the Minimum Set-Aside Test and the Rent Restriction Test are initially achieved; (vi) at any time the General Partner and/or the Guarantor fail to make any Operating Deficit Loan(s) as and to the extent required pursuant to
Section 8.09(b); (vii) an event of default described in Section 5.03(a) and/or
(b) shall exist; then the General Partner shall, within 15 days of the occurrence thereof, send to BCTC 94 Notice of such event and of its obligation to purchase the Interests of the Investment Partnerships hereunder and return to the Investment Partnerships the Invested Amount in the event BCTC 94 in its sole discretion requires such purchase of the Interests of the Investment Partnerships. Thereafter, the General Partner, within 30 days of the mailing date of Notice by BCTC 94 of such election, shall acquire the entire Interests of the Investment Partnerships in the Partnership by making payment to the Investment Partnerships, in cash, of an aggregate amount equal to the Invested Amount, plus the entire outstanding balance (if any) of principal of and interest on the BCCTC IV Loan.

         (b) Upon receipt by the Investment Partnerships of any such payment as aforesaid, the Interests of the Investment Partnerships shall terminate, and the General Partner shall indemnify and hold harmless the Investment Partnerships from any losses, damages, and/or liabilities to which the Investment Partnerships (as a result of their participation hereunder) may be subject.

    5.06. Asset Management Fee. The Partnership shall pay to Boston Capital, or an Affiliate thereof, an annual Asset Management Fee in the amount of $7,500 per annum, commencing in 1997, for its services in assisting with the preparation of the reports required pursuant to Section 13.04. The Asset Management Fee shall be payable from first available Cash Flow; provided, however, that if in any fiscal year commencing with 1997, Cash Flow is insufficient to pay the full amount of the Asset Management Fee, the General Partner is obligated to provide such funds to the Partnership as shall be necessary to pay the full amount of the Asset Management Fee for such fiscal year, as an Operating Deficit Loan pursuant to the provisions of
Section 8.09(b) of this Agreement.

    5.07. BCCTC IV Loan. Concurrently with the making by the Investment Partnerships of the First Installment of their Capital Contributions to the Partnership, BCCTC IV shall make the BCCTC IV Loan to the Partnership in the principal amount of $1,137,909.

    The entire outstanding balance of the BCCTC IV Loan, together with all accrued interest thereon, shall be due and payable by the Partnership to BCCTC IV concurrently with the making by the Investment Partnerships of the Second Installment; provided, however, that the sole recourse of BCCTC IV with respect to repayment of the BCCTC IV Loan shall be to the proceeds of the Second Installment.


ARTICLE VI
CHANGES IN PARTNERS


    6.01.     Withdrawal of a General Partner.

         (a) A General Partner may withdraw from the Partnership or sell, transfer or assign his or its Interest as General Partner only with the prior Consent of BCTC 94, and of the Lender, and only after being given written approval by the necessary parties as provided in Section 6.02, and by the Lender, if required, of the General Partner(s) to be substituted for him or it or to receive all or part of his or its Interest as General Partner.

         (b) In the event that a General Partner withdraws from the Partnership or sells, transfers or assigns his or its entire Interest pursuant to Section 6.01(a), he or it shall be and shall remain liable for all obligations and liabilities incurred by him or it as General Partner before such withdrawal, sale, transfer or assignment shall have become effective, but shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal, sale, transfer or assignment shall have become effective.

    6.02. Admission of a Successor or Additional General Partner. A Person shall be admitted as a General Partner of the Partnership only if the following terms and conditions are satisfied:

         (a) the admission of such Person shall have been Consented to by the General Partner or its successors and by BCTC 94, and consented to by the Lender;

         (b) the successor or additional Person shall have accepted and agreed to be bound by (i) all the terms and provisions of this Agreement, by executing a counterpart thereof, and (ii) all the terms and provisions of the Regulatory Agreement and other applicable Lender documents, by executing a counterpart(s) thereof, if and to the extent required by the Lender, and (iii) all the terms and provisions of such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and the amendment to this Agreement evidencing the admission of such Person as a General Partner shall have been filed and all other actions required by Section 1.05 in connection with such admission shall have been performed;

         (c) if the successor or additional Person is a corporation, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become a General
Partner, to do business in the State and to be bound by the terms and provisions of this Agreement; and

         (d) counsel for the Partnership shall have rendered an opinion that the admission of the successor or additional Person is in conformity with the Act and that none of the actions taken in connection with the admission of the successor Person will cause the termination or dissolution of the Partnership or will cause it to be classified other than as a partnership for federal income tax purposes.

    6.03. Effect of Bankruptcy, Death, Withdrawal, Dissolution or Incompetence of a General Partner.

         (a) In the event of the Bankruptcy of a General Partner or the withdrawal, death or dissolution of a General Partner or an adjudication that a General Partner is incompetent (which term shall include, but not be limited to, insanity) the business of the Partnership shall be continued by the other General Partner(s) if any, (and the other General Partner, if any, by execution of this Agreement, expressly so agrees to continue the business of the Partnership); provided, however, that if the withdrawn, Bankrupt, deceased, dissolved or incompetent General Partner is then the sole General Partner, unless all remaining Partners, within ninety (90) days after receiving Notice of such Bankruptcy, withdrawal, death, dissolution or adjudication of incompetence, elect to designate a successor General Partner(s) and continue the Partnership upon the admission of such successor General Partner(s) to the Partnership, the Partnership shall be terminated.

         (b) Upon the Bankruptcy, death, dissolution or adjudication of incompetence of a General Partner, such General Partner shall immediately cease to be a General Partner and his Interest shall without further action be converted to a Limited Partner Interest; provided, however, that if such Bankrupt, dissolved, incompetent or deceased General Partner is the sole remaining General Partner, such General Partner shall cease, to the extent permitted by the Act, to be a General Partner only upon the expiration of ninety (90) days after Notice to all remaining Partners of the Bankruptcy, death, dissolution or declaration of incompetence of such General Partner; and provided further that if such Bankrupt, dissolved, incompetent or deceased General Partner is the sole remaining General Partner, the converted Partnership Interest of such replaced General Partner shall be ratably reduced to the extent necessary to insure that the substitute General Partner(s) holds a 1% Percentage Interest (as set forth in Section 5.01) and will receive a 5% distribution pursuant to Section 11.04(f).

         Except as set forth above, such conversion of a General Partner Interest to a Limited Partner Interest shall not affect any rights, obligations or liabilities (including without limitation, any of the General Partner's obligations under Section 8.09 herein) of the Bankrupt, deceased, dissolved or incompetent General Partner existing prior to the Bankruptcy, death, dissolution or incompetence of such person as a General Partner (whether or not such rights, obligations or liabilities were known or had matured).

         (c) If, at the time of the withdrawal, Bankruptcy, death, dissolution or adjudication of incompetence of a General Partner, the Bankrupt, deceased, dissolved or incompetent General Partner was not the sole General Partner of the Partnership, the remaining General Partner or General Partners shall immediately (i) give Notice to the Limited Partners of such Bankruptcy, death, dissolution or adjudication of incompetence, (ii) make such amendments to this Agreement and execute and file such amendments or documents or other instruments as are necessary to reflect the conversion of the Interest of the Bankrupt, deceased, dissolved or incompetent General Partner and his or its having ceased to be a General Partner, and (iii) elect to continue the business of the Partnership. The remaining General Partner or General Partners are hereby granted an irrevocable power of attorney to execute any or all documents on behalf of the Partners and the Partnership and to file such documents as may be required to effectuate the provisions of this
Section 6.03.


ARTICLE VII
ASSIGNMENT TO THE PARTNERSHIP


    The General Partner hereby transfers and assigns to the Partnership all of its right, title and interest in and to the Apartment Complex, if any, including the following:

         (a) all contracts with architects, contractors and supervising architects with respect to the rehabilitation and development of the Apartment Complex;

         (b) all plans, specifications and working drawings, heretofore prepared or obtained in connection with the Apartment Complex and all governmental approvals obtained, including planning, zoning and building permits;

         (c) any and all commitments with respect to the Mortgage Loan, the Second Mortgage Loan, the Third Loan and the Fourth Mortgage Loan; and

         (d)  any other work product related to the Apartment Complex.



ARTICLE VIII
RIGHTS, OBLIGATIONS AND POWERS
OF THE GENERAL PARTNER


    8.01.     Management of the Partnership.

         (a) Except as otherwise set forth in this Agreement, the General Partner, within the authority granted to it under this Agreement, shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes stated in Article III, shall make all decisions affecting the business of the Partnership and shall manage and control the affairs of the Partnership to the best of its ability and use its best efforts to carry out the purpose of the Partnership. In so doing, the General Partner shall take all actions necessary or appropriate to protect the interests of the Limited Partners and of the Partnership. The General Partner shall devote such of its time as is necessary to the affairs of the Partnership.

         (b) Except as otherwise set forth in this Agreement and subject to the applicable Lender and/or Agency rules and regulations and the provisions of the Regulatory Agreement, the General Partner (acting for and on behalf of the Partnership), in extension and not in limitation of the rights and powers given by law or by the other provisions of this Agreement, shall, in its sole discretion, have the full and entire right, power and authority in the management of the Partnership business to do any and all acts and things necessary, proper, convenient or advisable to effectuate the purpose of the Partnership. In furtherance and not in limitation of the foregoing provisions, the General Partner is specifically authorized and empowered to execute and deliver, on behalf of the Partnership, the Regulatory Agreement, the Declaration of Covenants, the Second Mortgage and the Third Mortgage, and to execute any and all other instruments and documents, and amendments thereto, as shall be required in connection with the Mortgage Loan, the Second Mortgage Loan, the Third Loan, the Fourth Mortgage Loan, the Replacement Reserve Withdrawal, the Interest Subsidy Contract, the Rent Supplement Contract and the MHFA Subsidy Escrow Account, including, but not limited to, executing any mortgage, note, contract, building loan agreement, bank resolution and signature card, release, discharge, hazardous indemnity agreement, separate assignment of leases and rents, or any other document or instrument in any way related thereto or necessary or appropriate in connection therewith. All decisions made for and on behalf of the Partnership by the General Partner shall be binding upon the Partnership. No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any facts or circumstances bearing upon the existence of such authority.

    8.02.     Limitations Upon the Authority of the General Partner.

         (a)  The General Partner shall not have any authority to:

         (i) perform any act in violation of any applicable law or regulation thereunder;

         (ii) perform any act in violation of the provisions of the Regulatory Agreement, the Declaration of Covenants, or any other
Project Documents;

         (iii) do any act required to be approved or ratified in writing by all Limited Partners under the Act unless the right to do so is expressly otherwise given in this Agreement;

         (iv) rent apartments in the Apartment Complex such that the Apartment Complex would not meet the requirements of the Rent
Restriction Test or Minimum Set-Aside Test; or

         (v) borrow from the Partnership or commingle Partnership funds with funds of any other Person.

         (b) The General Partner shall not, without the Consent of BCTC 94, have any authority to:

         (i) sell or otherwise dispose of, at any time, all or substantially all of the assets of the Partnership;

         (ii) make application(s) for an increase or increases in the Mortgage Loan, the Second Mortgage Loan, the Third Loan or the
Fourth Mortgage Loan;

         (iii) borrow in excess of $10,000 in the aggregate at any one time outstanding on the general credit of the Partnership, except borrowings constituting Subordinated Loans or Credit Recovery
Loans;

         (iv) following Final Closing, construct any new or replacement capital improvements on the Apartment Complex which substantially alter the Apartment Complex or its use or which are at a cost in excess of $10,000 in a single Partnership fiscal year, except
(A) replacements and remodeling in the ordinary course of business or under emergency conditions or, (B) construction paid for from insurance proceeds, or (C) as and to the extent provided in an approved budget pursuant to Section 8.20;

         (v)  acquire any real property in addition to the Apartment
Complex; or

         (vi) refinance the Mortgage Loan, the Second Mortgage Loan or the Third Mortgage Loan.

    8.03. Management Purposes. In conducting the business of the Partnership, the General Partner shall be bound by the Partnership's purpose(s) set forth in Article III.

    8.04. Delegation of Authority. The General Partner may delegate all or any of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

    8.05.     General Partner or Affiliates Dealing with
         Partnership.

         (a)  The General Partner or any Affiliate may act as Management
Agent on such terms and conditions permitted by applicable Lender regulations, and may receive compensation at the highest rates approved and permitted by the Lender at any time.

         (b) The General Partner or any Affiliates thereof shall have the right to contract or otherwise deal with the Partnership for the sale of goods or services to the Partnership in addition to those set forth herein, if
(i) compensation paid or promised for such goods or services is reasonable (i.e., at fair market value) and is paid only for goods or services actually furnished to the Partnership, (ii) the goods or services to be furnished shall be reasonable for and necessary to the Partnership, (iii) the fees, terms and conditions of such transaction are at least as favorable to the Partnership as would be obtainable in an arm's-length transaction, (iv) no agent, attorney, accountant or other independent consultant or contractor who also is employed on a full-time basis by the General Partner or any Affiliate shall be compensated by the Partnership for his services.

         Any contract covering such transactions shall be in writing and shall be terminable without penalty on sixty (60) days Notice. Any payment made to the General Partner or any Affiliate for such goods or services shall be fully disclosed to all Limited Partners in the reports required under
Section 13.04. Neither the General Partner nor any Affiliate shall, by the making of lump-sum payments to any other Person for disbursement by such other Person, circumvent the provisions of this Section 8.05(b).

    8.06. Other Activities. The General Partner and any Affiliates thereof may engage in or possess interests in other business ventures of every kind and description for their own account, including, without limitation, serving as general partner of other partnerships which own, either directly or through interests in other partnerships, government-assisted housing projects similar to the Apartment Complex. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom.

    8.07. Liability for Acts and Omissions. No General Partner shall be liable, responsible or accountable in damages or otherwise to any of the Partners for any act or omission performed or omitted by him or it in good faith on behalf of the Partnership and in a manner reasonably believed by him or it to be within the scope of the authority granted to him or it by this Agreement and in the best interest of the Partnership, except for negligence, misconduct, fraud or any breach of his or its fiduciary duty as General Partner with respect to such acts or omissions. Any loss or damage incurred by any General Partner by reason of any act or omission performed or omitted by him or it in good faith on behalf of the Partnership and in a manner reasonably believed by him or it to be within the scope of the authority granted to him or it by this Agreement and in the best interests of the Partnership (but not, in any event, any loss or damage incurred by any General Partner by reason of negligence, misconduct, fraud or any breach of his or its fiduciary duty as General Partner with respect to such acts or omissions) shall be paid from Partnership assets to the extent available (but the Limited Partners shall not have any personal liability to the General Partner under any circumstances on account of any such loss or damage incurred by the General Partner or on account of the payment thereof).

    8.08.     [Intentionally Omitted.]

    8.09.     Rehabilitation of the Apartment Complex,
         Rehabilitation Cost Overruns, Operating Deficits.

         (a)  (i)  The General Partner shall be responsible for:

                        (A)  achieving completion of
rehabilitation of the Apartment Complex in accordance with the Project Documents;

                        (B)  meeting all requirements for
obtaining all necessary certificates of occupancy for all the apartment units in the Apartment Complex; and

                        (C)  fulfilling all actions required
of the Partnership to assure that the Apartment Complex satisfies the Minimum Set-Aside Test and the Rent Restriction
Test.

              (ii) The General Partner hereby is obligated to pay all Excess Development Costs.

              (iii) In the event that the General Partner shall fail to pay any such Excess Development Costs as required in this Section 8.09(a), an amount not in excess of the total of any remaining installments of the Development Fee due to the Developer pursuant to Section 8.10(a)(i), shall be applied by the Partnership to meet such obligations of the General Partner.

         (b)  In the event that, at any time from and after the Final
Closing, an Operating Deficit shall exist, after all funds available for the payment of Operating Deficits pursuant to Section 8.18(b) of this Agreement have been exhausted, the General Partner shall provide such funds to the Partnership as shall be necessary to pay such Operating Deficit(s), in the form of a loan to the Partnership (the "Operating Deficit Loan(s)"). An Operating Deficit Loan shall be a Subordinated Loan in accordance with the provisions of Section 8.17; provided, however, that an Operating Deficit Loan shall bear no interest, and shall be repayable to the General Partner from Cash Flow or from the proceeds from a Capital Transaction. For the purpose of this Section 8.09(b), all expenses shall be paid on a sixty (60) day current basis.

    8.10.     Development Fee.

         (a) The Partnership has entered into a Development Agreement of even date herewith with the Developer for its services in connection with the development and construction of the Apartment Complex. In consideration for such services, a Development Fee in the total amount of $597,978 shall be payable by the Partnership to the Developer, from Capital Contributions by the Investment Partnerships, and from first available Net Cash Flow as provided in
Section 11.01(a), as follows:

         (i) $437,720 from the Capital Contributions by the Investment Partnerships, payable as follows:

         (A)  $304,509 upon receipt by the Partnership of the First
Installment;

         (B) $75,736 upon receipt by the Partnership of the Second Installment; and

         (C)  $57,475 upon receipt by the Partnership of the Third
Installment; and

              (ii) $160,258, together with interest thereon at the rate of six and fifty-one one-hundredths per cent (6.51%) per annum from and after the occurrence of Substantial Completion, compounded annually, pursuant to the promissory note to be executed by the Partnership in favor of the Developer, payable from first available Net Cash Flow, as provided in Section 11.01(a).

    (b) In the event that, as of December 31, 2011, any portion of the Development Fee pursuant to Section 8.10(a) shall be unpaid for any reason, the General Partner shall provide funds to the Partnership on such date in an amount equal to the amount of such unpaid portion of the Development Fee; immediately upon receipt by the Partnership of such funds from the General Partner, the Partnership shall pay such unpaid portion of the Development Fee to the Developer, pursuant to Section 8.10(a). Any such funds provided to the Partnership by the General Partner pursuant to this Section 8.10(b) shall be deemed to be Capital Contributions by the General Partner.

    8.11. Incentive Partnership Management Fee. The Partnership has entered into a Partnership Management Services Agreement with the General Partner of even date herewith for its services in managing the business of the Partnership for the period from the date hereof throughout the term of the Partnership. Such agreement includes provisions to the effect. that in return for its services in administering and directing the business of the Partnership, maintaining appropriate books and records relating to all financial affairs of the Partnership, and reporting periodically to the Partners, the Lender and the Agency, as applicable, with respect to the financial and administrative affairs of the Partnership and the Apartment Complex, the Partnership shall pay to the General Partner, solely from the Net Cash Flow of the Partnership available for distribution and in accordance with
Section 11.01(a), an annual Incentive Partnership Management Fee.

    Such fee shall be in accordance with the provisions of any applicable Lender regulations and of the Project Documents, and shall be in an amount equal to $7,500 per year, commencing in 1997.

8.12. Withholding of Fee Payments. In the event that (a) the General Partner or any successor General Partner shall not have substantially complied with-any material provisions under this Agreement, or (b) any financing commitment of the Lender or any other lender, or any agreement entered into by the Partnership for financing related to the Apartment Complex shall have terminated prior to their respective termination date(s), or (c) foreclosure proceedings shall have been commenced against the Apartment Complex, then (i) the General Partner shall be in default of this Agreement, and the Partnership shall withhold payment of any installment of fees payable to the Developer, pursuant to Section 8.10, and to the General Partner, pursuant to Section 8.11, and (ii) the General Partner shall be liable for the Partnership's payment of any and all installments of the Development Fee payable pursuant to
Section 8.10(a)(i), to the extent that the Investment Partnerships have withheld any Installment(s) pursuant to Section 5.03 as a result of the above described default.

    All amounts so withheld by the Partnership under this Section 8.12 shall be promptly released only after the General Partner has cured the default justifying the withholding, as demonstrated by evidence reasonably acceptable to BCTC 94.

    8.13.     Removal of the General Partner.

    (a) BCTC 94, acting on behalf of the Investment Partnerships, so long as either of the Investment Partnerships is a Partner, shall have the right to remove the General Partner (i) for any intentional misconduct or failure to exercise reasonable care with respect to any material matter in the discharge of its duties and obligations as General Partner (provided that such misconduct or failure results in, or is likely to result in, a material detriment to or an impairment of the Apartment Complex or assets of the Partnership), or (ii) upon the occurrence of any of the following (except to the extent that any such violation or action described in (A) or (C) below is a result of events beyond the General Partner's reasonable. control):

         (A) the General Partner shall have materially violated any provisions of the Regulatory Agreement and/or the Declaration of Covenants, or any provisions of any other Project Document or other document required in connection with the Mortgage Loan, the Second Mortgage Loan, the Third Loan or the Fourth Mortgage Loan, or any provisions of the Lender and/or Agency regulations applicable to the Apartment Complex;

         (B) the General Partner shall have materially violated any provision of this Agreement, or materially violated any provision of applicable law, which violation, in either case, results in a material adverse effect on the Partnership and/or its operations;

         (C)  the General Partner shall have caused the Mortgage
Loan, the Second Mortgage Loan, the Third Loan or the Fourth Mortgage Loan to go into default and such default remains uncured beyond the time provided for-cure thereof by the terms of the applicable Project
Documents; or

         (D) the General Partner shall have conducted its own affairs or the affairs of the Partnership in such manner as would:

         (1) cause the termination of the Partnership for federal income tax purposes; or

         (2) cause the Partnership to be treated for federal income tax purposes as an association, taxable as a corporation.

         (b) BCTC 94 shall give Notice to all Partners and to the Lender of its determination that the General Partner shall be removed and of the reasons for such determination. The General Partner shall have thirty (30) days after receipt of such Notice to cure any default or other reason for such removal, in which event it shall remain as General Partner. If, at the end of such thirty (30) day period, the General Partner has not cured any default or other reason for such removal, it shall cease to be General Partner and the powers and authorities conferred on it as General Partner under this Agreement shall cease and the Interest of such General Partner shall be transferred to BCTC 94 which, subject to the approval of the Lender but without further action, shall become a General Partner.

    (c) (i) In the event that the General Partner is removed as aforesaid prior to the Final Closing, it shall be and shall remain liable for all obligations and liabilities incurred by it as General Partner of the Partnership before such removal shall become effective, including but not limited to the obligations and liabilities of the General Partner with respect to its obligations set forth in Section 8.09 of this Agreement with regard to Excess Development Costs; provided however, that if amounts otherwise payable as fees are applied to meet the General Partner's obligations stated in Sections 5.03 and 8.09 of this Agreement, such application shall serve to reduce any such liabilities of the General Partner or any successor, except for any liability incurred as the result of its negligence, misconduct, fraud or breach of its fiduciary duties as General Partner of the Partnership.

    If the General Partner is removed as a Partner of the Partnership prior to the Final Closing as aforesaid, neither the Developer nor the General Partner shall be entitled to payment of any further installments of the Development Fee or other fees which otherwise would have been due and payable under various Sections of this Article VIII.

    (ii) In the event that the General Partner is removed as aforesaid after the Final Closing, it shall be and shall remain liable for all obligations and liabilities incurred by it as General Partner of the Partnership before such removal shall become effective, including but not limited to the General Partner's obligations and liabilities under Section 8.09(b) of this Agreement; provided, however, that if amounts otherwise payable to the General Partner or the Developer as fees are applied by the Partnership to pay operating Deficits, such application shall serve to reduce any such liabilities after the Final Closing, except for any liability incurred as the result of its negligence, misconduct, fraud or breach of its fiduciary duty as the General Partner of the Partnership. If the General Partner is removed as a Partner of the Partnership at any time after the Final Closing, the Developer shall continue to be paid subsequent to such removal, in accordance with the terms and conditions of this Agreement, any installments of the Development Fee which would otherwise have been due and payable to it pursuant to Section 8.10, and which are not otherwise being withheld; provided, however, upon any such removal of the General Partner after the Final Closing, no further installments of the Incentive Partnership Management Fee shall be paid which are attributable to any period after such removal.

    (d) BCTC 94 hereby is granted an irrevocable power of attorney, coupled with an interest, to execute any and all documents on behalf of the Partners and the Partnership as shall be legally necessary and sufficient to effect all of the foregoing provisions of this Section 8.13. The election by BCTC 94 to remove the General Partner under this Section shall not limit or restrict the availability and use of any other remedy which the Investment Partnerships, BCTC 94 or any other Partner might have with respect to the General Partner in connection with its undertakings and responsibilities under this Agreement.

         8.14. Selection of Management Agent. The Partnership, with the approval of the Mortgage Lender(s), if required, shall engage such person, firm or company as the General Partner may select, and as BCTC 94 may approve, which approval shall not be unreasonably withheld (hereinafter referred to as "Management Agent") to manage the operation of the Apartment Complex. The Management Agent shall be paid a management fee subject to the approval of the Lender. The contract between the Partnership and the Management Agent and the management plan for the Apartment Complex shall be in a form acceptable to the Lender. Madison Park village Associates (a joint venture of Madison Park Properties, Inc. and Maloney Properties, Inc.), hereby is approved by the parties hereto as the Management Agent.

    8.15.     Removal of the Management Agent.  The General Partner
    (a) may, upon receiving any required approval of the Lender, dismiss the Management Agent as the entity responsible for the Apartment Complex under the terms of the contract between the Partnership and the Management Agent, and (b) at the request of BCTC 94, shall remove the Management Agent in the event that the Management Agent is declared Bankrupt, is dissolved, or makes an assignment for the benefit of its creditors, or for any intentional misconduct by the Management Agent or failure to exercise reasonable care in the discharge of its duties and obligations as Management Agent, including, without limitation, for any action or failure to take any action which:

         (i) violates in any material respect any provision of the Management Agreement entered into with the Partnership and approved by the Lender, and/or any provision of the Project
Documents applicable to the Apartment Complex, or the Lender-approved management plan for the Apartment Complex, or

         (ii) violates in any material respect any provision of this Agreement or provision of applicable law.

    8.16. Replacement of the Management Agent. Upon the removal of the Management Agent as the entity responsible for the management of the Apartment Complex, a substitute Management Agent, which shall not be an Affiliate of the General Partner, shall be named by the General Partner, subject to the approval of the Lender and the approval of BCTC 94.

    8.17. Loans to the Partnership. In the event that additional funds are required by the Partnership for any purpose relating to the business of the Partnership or for any of its obligations, expenses, costs or expenditures, the Partnership may borrow such funds as are needed from any Partner or other Person or organization, including the General Partner, for such period of time and on such terms as the General Partner, BCTC 94 and the Lender, if so required, may agree and at the rate of interest then prevailing for comparable loans (except for Operating Deficit Loans made pursuant to Section 8.09(b), which shall bear no interest); provided however, that no such ' additional loans shall be secured by any mortgage or other encumbrance on the property of the Partnership without the prior approval of BCTC 94 and the approval of the Lender, if ' required; except that such approvals shall not be required in the case of the hypothecation of personal property purchased by the Partnership and not included in the security agreements executed by the Partnership at the time of Initial Closing. Loans made under this Section shall be repaid as set forth in Section 11.01(a) of this Agreement, but any amount of any such loan that is outstanding at the time of the occurrence of any of the events described in Sections 11.04 or 12.01 shall be repaid as provided in Section 11.04.

    8.18.     Reserve Funds and Operating Assurances.

         (a) Reserve Fund for Replacements. The Reserve Fund for Replacements has been established by the Seller pursuant to the requirements of the Lender with respect to the Apartment Complex, and shall remain in existence subsequent to the Initial Closing, and continue to be governed by the provisions of the Regulatory Agreement. The Reserve Fund for Replacements is expected to have a balance of approximately $400,000 as of the Initial Closing; such balance will be reduced to approximately $200,000 at the Initial Closing as a result of the Replacement Reserve Withdrawal. From and after the Initial Closing, the Partnership shall satisfy the Lender's requirements as to the Reserve Fund for Replacements as to the Apartment Complex by making monthly deposits into the Reserve Fund for Replacements in an amount equal to $3,300 per month, or such other amount as the Lender shall require pursuant to the Project Documents. Funds in the Reserve Fund for Replacements are intended to be employed for the replacement as needed of fixtures, equipment, structural elements and other components of the Apartment Complex of a capital nature. All interest earnings on funds on deposit in the Reserve Fund for Replacements shall be retained therein for the aforesaid purposes. Proposals or requisitions for withdrawals from the Reserve Fund for Replacements shall be submitted to the Lender by the General Partner only with the Consent, or upon the direction, of BCTC 94; withdrawals from the Reserve Fund for Replacements shall be made only with the Consent of the Lender.

         (b) MHFA Subsidy Escrow Account. At the Initial Closing, the Partnership and the Developer shall satisfy the requirements of the Lender and the Investment Partnerships by establishing the MHFA Subsidy Escrow Account, pursuant to the operating Subsidy Agreement. The funding, use, management, operation and maintenance of the MHFA Subsidy Escrow Account shall be governed at all times by the operating Subsidy Agreement.

    8.19.     Option to Purchase; Right of First Refusal.

    (a) option to Purchase Interests of the Investment Partnerships and BCTC 94. LRCC shall have the option, exercisable at any time after the date which is fifteen (15) years from and after the date of Substantial Completion, to acquire the Interests of the Investment Partnerships and BCTC 94 in the Partnership for an amount equal to the lesser of: (i) the aggregate of all income tax liability of the partners of (including the investors in) the Investment Partnerships arising from such purchase of the Interests of the Investment Partnerships in the Partnership, as determined by the Investment Partnership or their accountants, or (ii) the Invested Amount (the "Purchase Price"). In no event will the Purchase Price be less than the fair market value of the Apartment Complex, taking into account any restriction on use in the Declaration of Covenants, the Regulatory Agreement and the Chapter 121A Regulatory Agreement. In the event the aforesaid option is exercised, the closing of the purchase of the Interests of the Investment Partnerships and BCTC 94 shall occur within sixty (60) days after the date upon which the Purchase Price is determined as set forth above; at such closing the Investment Partnerships and BCTC 94 each shall withdraw from the Partnership and thereafter shall have no further rights, duties, obligations or liabilities hereunder or with respect to the Partnership. The rights of LRCC pursuant to this Section 8.19 may not be sold, assigned or transferred, in whole or in part, by LRCC without the prior written Consent of the Investment Partnership.

    (b) Right of First Refusal. The Partners acknowledge and agree that, subsequent to the execution of this Agreement, the Partnership shall enter into an agreement with LRCC (the "Right of First Refusal Agreement"), pursuant to which the Partnership will grant to LRCC a right of first refusal to acquire the Apartment Complex from the Partnership subsequent to the expiration of the Low-Income Housing Tax Credit compliance period. Such Right of First Refusal Agreement shall be prepared by or on behalf of the General Partner, and shall: (i) comply with the provisions of Section 42(i)(7) of the Code, and (ii) be subject to the reasonable approval of BCTC 94.

8.20. Operating and Capital Budgets. Not less than seventy-five (75) days prior to the commencement of each fiscal year, the General Partner shall transmit to the Lender and to BCTC 94, proposed operating and capital budgets for the Apartment Complex and the Partnership for the next fiscal year. Such budgets shall specifically list all budgeted expenses in all major categories including, but not limited to, administration, operation, repair and maintenance, utilities, taxes, insurance, interest, Mortgage Loan and Second Mortgage Loan debt service, capital improvements, and all budgeted expenses which are to be paid to the General Partner or its Affiliates. Any such proposed operating budget also shall include the Asset Management Fee and all other Partnership obligations or expenditures which: (a) are reasonable and necessary for the proper operation of the Partnership, (b) are currently and unconditionally due and payable., and (c) are not payable from Net Cash Flow; thus, no provision for payment(s) with respect to the Incentive Partnership Management Fee, debt service on the Third Loan and/or debt service on the Fourth Mortgage Loan is to be included in any such proposed operating budget.
 Any such proposed operating budget shall be subject to review and approval by the Lender, prior to its effectiveness, if: (i) the Partnership is requesting the Lender's approval of an increase in the rents of units within the Apartment Complex; or (ii) an operating Deficit existed with respect to the previous fiscal year of the Partnership. The parties acknowledge and agree that the annual operating budgets to be prepared And submitted to and approved by MHFA, shall not include the Asset Management Fee, the Incentive Partnership Management Fee, debt service on the Third Loan and/or debt service on the Fourth Mortgage Loan, and no rent increases as to apartment units in the Apartment Complex shall be attributable to the aforesaid excluded items.


ARTICLE IX
TRANSFERS OF, AND RESTRICTIONS ON TRANSFERS
OF INTERESTS OF LIMITED PARTNERS

    9.01.     Purchase for Investment.

    (a) The Investment Partnerships each hereby represents and warrants to the General Partner and to the Partnership that the acquisition of its Interest is made as principal for its account for investment purposes only and not with a view to the resale or distribution of such Interest, except insofar as the Securities Act of 1933 and any applicable securities law of any state or other jurisdiction permit such acquisitions to be made for the account of others or with a view to the resale or distribution of such Interest without requiring that such Interest, or the acquisition, resale or distribution thereof, be registered under the Securities Act of 1933 or any applicable securities law of any state or other jurisdiction.

    (b) The Investment Partnerships each agrees that it will not sell, assign or otherwise transfer its Interest or any fraction thereof to any Person who does not similarly represent and warrant and similarly agree not to sell, assign or transfer such Interest or fraction thereof to any Person who does not similarly represent and warrant and agree.

    (c) Neither of the Investment Partnerships shall sell, assign or otherwise transfer its Interest or any fraction thereof to any Person until such Investment Partnership has provided the Partnership with a legal opinion, reasonably satisfactory to the General Partner, that such sale, assignment or other transfer does not violate any state or federal securities laws or require the Interest to be registered under any such laws.

    9.02.     Restrictions on Transfer of Limited Partners' Interests.

    (a) Under no circumstances will any offer, sale, transfer, assignment, hypothecation or pledge of any Limited Partner Interest be permitted, unless the General Partner, in its sole discretion, shall have Consented.

    (b) The Limited Partner whose interest is being transferred shall pay such reasonable expenses as may be incurred by the Partnership in connection with such transfer.

    9.03.     Admission of Substitute Limited Partners.

         (a) Subject to the other provisions of this Article IX, an assignee of the Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Interest) shall be deemed admitted as a Substitute Limited Partner of the Partnership only upon the satisfactory completion of the following:

         (i) Consent of the General Partner (which may be withheld in its sole discretion) and the consent of the Lender, if required, shall have been given, which Consent of the General Partner may be evidenced by the execution by the General Partner of an amended Certificate evidencing the admission of such Person as a Limited Partner pursuant to the requirements of the Act;

         (ii) the assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart thereof or an appropriate amendment hereto, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner;

         (iii) an amended Agreement and/or Certificate evidencing the admission of such Person as a Limited Partner shall have been filed for recording pursuant to the requirements of the Act;

         (iv) the assignee shall have represented and agreed in writing as required by Section .01;

         (v) if the assignee is a corporation, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of its authority to become a Limited Partner under the terms and provisions of this Agreement; and

         (vi) the assignee or the assignor shall have reimbursed the Partnership for all reasonable expenses, including all reasonable legal fees and recording charges, incurred by the Partnership in connection with such assignment, to the extent Partnership assets are not available for such purpose.

    (b) For the purpose of allocation of profits, losses and credits, and for the purpose of distributing cash of the Partnership, a Substitute Limited Partner shall be treated as having become, and as appearing in, the records of the Partnership as a Partner upon his signing of an amendment to this Agreement, agreeing to be bound hereby.

(c) -The General Partner shall cooperate with the Person approved to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action, including the filing of any amended Agreement and/or Certificate evidencing the admission of any Person as a Limited Partner, and the making of any other official filings and publications, as promptly as practicable after the satisfaction by the assignee of the Interest of a Limited Partner of the conditions contained in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

    9.04.     Rights of Assignee of Partnership Interest.

    (a) Except as provided in this Article and as required by operation of law, the Partnership shall not be obligated for any purpose whatsoever to recognize the assignment by any Limited Partner of his (its) Interest until the Partnership has received actual Notice thereof.

(b) Any Person who is the assignee of all or any portion of a Limited Partner's Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same -manner as any Limited Partner desiring to make an assignment of his (its) Interest.


ARTICLE X
RIGHTS AND OBLIGATIONS
OF LIMITED PARTNERS


    10.01. Management of the Partnership. No Limited Partner shall take part in the management or control of the business of the Partnership nor transact any business in the name of the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership. No Limited Partner shall have any power or authority with respect to the Partnership except insofar as the Consent of any Limited Partner shall be expressly required and except as otherwise expressly provided in this Agreement.

    10.02 Limitation on Liability of Limited Partners. Except as otherwise provided in the Act, the liability of each Limited Partner shall be limited to its Capital Contribution as and when payable under the provisions of this Agreement. No Limited Partner shall have any other liability to contribute money to, or in respect of the liabilities or obligations of, the Partnership, nor shall any Limited Partner be personally liable for any obligations of the Partnership. No Limited Partner shall be obligated to make loans to the Partnership.

    10.03. Other Activities. Any Limited Partner may engage in or possess interests in other business ventures of every kind and description for their own accounts, including without limitation, serving as general or limited partner of other partnerships which own, either directly or through interests in other partnerships, government-assisted housing projects similar to the Apartment Complex. Neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in or to such other business ventures to the income or profits derived therefrom.


ARTICLE XI
PROFITS, LOSSES AND DISTRIBUTIONS

    11.01.    Allocation of Profits, Losses, Credits and Cash Distributions.

         (a) All profits, losses and credits, except those gains and losses referred to in Sections 11.03 and 11.10, shall be allocated one per cent (1%) to the General Partner, and ninety-nine per cent (99%) in the aggregate to the Investment Partnerships (45% thereof to BCTC IV, and 55% thereof to BCCTC IV); provided, however, that all losses, if any, in excess of the losses projected in the Partnership Projections prepared on behalf of the Investment Partnerships and agreed to by the Partners as of the Initial Closing, shall be allocated to the General Partner. Subject to Lender approval, if required, Net Cash Flow shall be applied and/or distributed in the following priority: (i) payment on account of the Development Fee pursuant to Section 8.10(a), until the Development Fee is paid in full;
(ii) payment to LRMC of all sums currently due and payable with respect to the Third Loan; (iii) payment to the Lender of all sums currently due and payable with respect to the Fourth Mortgage Loan; (iv) payment of any amounts due with respect to any Subordinated Loans; (v) payment of the Incentive Partnership Management Fee for the current year pursuant to Section 8.11; and (vi) of any remaining sum, fifty per cent (50%) thereof to the General Partner, and fifty per cent (50%) thereof in the aggregate to the Investment Partnerships (45% thereof to BCTC IV, and 55% thereof to BCCTC IV); provided, however, that during such time as Lender regulations are applicable to the Apartment Complex, the total amount of Net Cash Flow which may be so distributed to the Partners with respect to any fiscal year shall not exceed such amounts as Lender regulations permit to be distributed.

         (b) In any year in which a Partner sells, assigns or transfers all or any portion of an Interest to any Person who during such year is admitted as a substitute Partner, the share of all profits and losses allocated to, and of all Net Cash Flow and of all cash proceeds distributable under Section 11.04 distributed to, all Partners which is attributable to the Interest sold, assigned or transferred shall be divided between the assignor and the assignee using any one of the following methods as determined by agreement between the assignor and assignee: (i) ratably on the basis of the number of days in such year before, and the number of days on and after, the execution by the assignee of this Agreement, or (ii) by dividing the Partnership fiscal year into two segments, the first segment being the time period in such year before the execution by the assignee of this Agreement and the second segment being the time period in such year beginning on the date of execution of this Agreement, and allocating profits and losses, Net Cash Flow, and all cash proceeds distributable in each such segment among the persons who were Partners during that segment, or (iii) such other method as provided by the Code or regulations thereunder.

         (c) The Partnership shall, subject to the limitations set forth in the Chapter 121A Regulatory Agreement, any applicable limitation on the distribution of Surplus Cash and any required approval by the Lender, distribute Surplus Cash not less frequently than annually in the manner provided in Section 11.01(a).

         (d) In the event there is a determination that there is any original issue discount or imputed interest attributable to the Capital Contribution of any Partner, or any loan between a Partner and the Partnership, any income or deduction of the Partnership attributable to such imputed interest or original issue discount on such Capital Contribution or loan (whether stated or unstated) shall be allocated solely to such Partner.

         (e) In the event that the deduction of all or a portion of any fee paid or incurred by the Partnership to a Partner or an Affiliate of a Partner is disallowed for federal income tax purposes by the Internal Revenue Service with respect to a taxable year of the Partnership, the Partnership shall then allocate to such Partner an amount of gross income of the Partnership for such year equal to the amount of such fee as to which the deduction is disallowed.

         (f) If any Partner's Interest in the Partnership is reduced but not eliminated because of the admission of new Partners or otherwise, or if any Partner is treated as receiving any items of property described in
Section 751(a) of the Code, the Partner's Interest in such items of Section 751(a) property that was property of the Partnership while such Person was a Partner shall not be reduced, but shall be retained by the Partner so long as the Partner has an Interest in the Partnership and so long as the Partnership has an Interest in such property.

    11.02. Determination of Profits, Losses and Credits. Profits, losses and credits for all purposes of this Agreement shall be determined in accordance with the accrual accounting method, except that any adjustments made pursuant to Section 754 of the Code, other than the adjustments made with respect to the admission of the Investment Partnership to the Partnership, shall not be taken into account. Every item of income, gain, loss, deduction, credit or tax preference entering into the computation of such profits or losses, or applicable to the period during which such profits and losses were realized, shall be considered allocated to each Partner in the same proportion as profits and losses are allocated to such Partner.

    11.03. Allocation of Gains and Losses. Gains and losses recognized by the Partnership upon the sale, exchange or other disposition of all or substantially all of the property owned by the Partnership shall be allocated in the following manner:

         (a) gains shall be allocated (i) first, to the Partners with negative Capital Account balances, that portion of gains (including any gains treated as ordinary income for federal income tax purposes) which is equal in amount to and in proportion to, such Partners' respective negative Capital Accounts in the Partnership; provided, that no gain shall be allocated to a Partner under this clause (i) once such Partner's Capital Account is brought to zero; and (ii) second, gain in excess of the amount allocated under (i) shall be allocated to the Partners in the amount and to the extent necessary to increase the Partners' respective Capital Accounts so that the proceeds distributed under Sections 11.04(d), (e) and (f) will be distributed in accordance with the Partners' respective Capital Accounts.

         (b) Losses shall be allocated (i) first, to the extent and in such proportions as the respective positive balances in all Partners' Capital Accounts; and (ii) second, any remaining loss to the Partners in accordance with the manner in which they bear the economic risk of loss associated with such loss or, if none, as follows: 1.00% thereof to the General Partner, and 99.00% thereof in the aggregate to the Investment Partnerships (45% thereof to BCTC IV, and 55% thereof to BCCTC IV).

         (c) Any portion of the gains treated as ordinary income for federal income tax purposes under Sections 1245 and 1250 of the Code ("Recapture Amount") shall be allocated on a dollar for dollar basis to those Partners to whom the items of Partnership deduction or loss giving rise to the Recapture Amount had been previously allocated.

    11.04. Distribution of Proceeds from Sale and Liquidation of Partnership Property. Except as may be required under Section 12.02(b), the proceeds resulting from the liquidation of the Partnership assets pursuant to
Section 12.02, and the net proceeds resulting from any sale of the property of the Partnership or refinancing of the Apartment Complex or a Capital Transaction, as the case may be, shall be distributed and applied in the following order of priority:

    (a) to the payment of all matured debts and liabilities of the Partnership (including amounts due pursuant to the Mortgage Loan, the Second Mortgage Loan, the Third Loan, and the Fourth Mortgage Loan, and all expenses of the Partnership incident to any such sale or refinancing), excluding (1) debts and liabilities of the Partnership to Partners or any Affiliates, and (2) all unpaid fees owing to the General Partner and/or its Affiliate(s) under this Agreement;

    (b) to the setting up of any reserves which the Liquidator (or the General Partner if the distribution is not pursuant to the liquidation of the Partnership) deems reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

    (c) to the payment of any debts and liabilities (including unpaid fees) owed to the Partners or any Affiliates by the Partnership for Partnership obligations, including the repayment of any loans made pursuant to Sections 5.01(d)(iii), 8.09(b) or 8.17; provided, however, that the foregoing debts and liabilities owed to Partners and their Affiliates shall be paid or repaid, as applicable, in the following order of priority, if and to the extent applicable: (i) the Asset Management Fee currently due, if any, together with any accrued and unpaid Asset Management Fees, (ii) any unpaid portion of the Development Fee pursuant to Section 8.10(a), (iii) Credit Recovery Loans to the Investment Partnership, (iv) Operating Deficit Loans to the General Partner, and (v) any other such debts and liabilities;

    (d) to the Investment Partnerships in an amount equal to the Invested Amount, reduced (but not below zero) by all cash distributions previously distributed to the Investment Partnership pursuant to this
Section 11.04;

    (e) to the General Partner in the total amount of its Capital Contributions paid to or on behalf of the Partnership, reduced by all cash distributions previously distributed to them pursuant to this
Section 11.04; and

    (f) the balance of such remaining sum, fifty per cent (50%) thereof to the General Partner, and fifty per cent (50%) thereof in the aggregate to the Investment Partnerships (45% thereof to BCTC IV, and 55% thereof to BCCTC IV).

    11.05. Capital Accounts. A separate Capital Account shall be maintained and adjusted for each Partner. There shall be credited to each Partner's Capital Account the amount of his Capital Contribution, the fair market value of any property contributed to the Partnership (net of any liabilities secured by such property) and such Partner's distributive share of the profits for tax purposes of the Partnership; and there shall be charged against each Partner's Capital Account the amount of all Net Cash Flow distributed to such Partner, the fair market value of any property distributed to such Partner (net of any liabilities secured by such property), the net proceeds resulting from the liquidation of the Partnership's assets or from any sale or refinancing of the Apartment Complex distributed to such Partner, and such Partner's distributive share of the losses for tax purposes of the Partnership. Each Partner's Capital Account shall be maintained and adjusted in accordance with the Code and the Treasury Regulations thereunder. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treas. Reg.
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations. It is the intention of the Partners that the Capital Accounts maintained under this Agreement be determined and maintained throughout the full term of this Agreement in accordance with the accounting rules of Treas. Reg. Section 1.704-1(b)(2)(iv), as amended from time to time.

    11.06. Authority of General Partner to Vary Allocations to Preserve and Protect Partners' Intent.

         (a) It is the intent of the Partners that each Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this Article XI and Section 5.01 to the fullest extent permitted by Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Article XI and Section 5.01, the General Partner hereby is authorized and directed to allocate income, gain, loss, deduction, or credit (or item thereof) arising in any year differently than otherwise provided for in this Article XI and Section 5.01 to the extent that allocating income, gain, loss, deduction or credit (or item thereof) in the manner provided for in Article XI and Section 5.01 would cause the determinations and allocations of each Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) not to be permitted by Section 704(b) of the Code and Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Section 11.06 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Article XI and
Section 5.01 and no amendment of this Agreement or approval of any Partner shall be required.

         (b)  In making any allocation (the "new allocation") under
Section 11.06(a), the General Partner is authorized to act only after:
(i) having been advised by the Accountants that, under Section 704(b) of the Code and the Treasury Regulations thereunder, (A) the new allocation is necessary, and (B) the new allocation is the minimum modification of the allocations otherwise provided for in this Article XI and Section 5.01 necessary in order to assure that, either in the then current year or in any preceding year, each Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) is determined and allocated in accordance with this Article XI and Section 5.01 to the fullest extent permitted by Section 704(b) of the Code and the Treasury Regulations thereunder; and (ii) having received the approval of BCTC 94 to such proposed new allocation.

         (c) If the General Partner is required by Section 11.06(a) to make any new allocation in a manner less favorable to the Limited Partners than is otherwise provided for in this Article XI and Section 5.01, then the General Partner is authorized and directed, only after having been advised by the Accountants that it is permitted by Section 704(b) of the Code, to allocate income, gain, loss, deduction, or credit (or item thereof) arising in later years in such manner so as to bring the allocations of income, gain, loss, deduction, or credit (or item thereof) to the Limited Partners as nearly as possible to the allocations thereof otherwise contemplated by this Article XI and Section 5.01.

         (d)  New allocations made by the General Partner under
Section 11.06(a) and Section 11.06(c) in reliance upon the advice of the Accountants shall be deemed to be made pursuant to the fiduciary obligation of the General Partner to the Partnership and the Limited Partners, and no such allocation shall give rise to any claim or cause of action by any Limited Partner.

    11.07. Designation of Tax Matters Partner. Smith II, Inc. hereby is designated as Tax Matters Partner of the Partnership, and shall engage in such undertakings as are required of the Tax Matters Partner of the Partnership, as provided in regulations pursuant to Section 6231 of the Code. If the General Partner designated as the Tax Matters Partner of the Partnership withdraws from the Partnership, the Partnership shall designate a successor Tax Matters Partner, in accordance with Treasury Regulations Section 301.6231(a)(7)-1(T), or any successor Regulation. The Partnership shall notify the Internal Revenue Service of the designation of a successor Tax Matters Partner for such year, as well as for all prior years that the withdrawn General Partner was serving as Tax Matters Partner. Each Partner, by its execution of this Agreement, Consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such Consent.

    11.08. Authority of Tax Matters Partner. The Tax Matters Partner hereby is authorized, but not required:

         (a)  to enter into any settlement with the Internal Revenue
Service or the Secretary of the Treasury (the "Secretary") with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Partner;

         (b) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership's principal place of business is located, or the United States Claims Court;

         (c) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

         (d) to file a request for an administrative adjustment with the Internal Revenue Service at any time and, if any part of such request is not allowed by the Internal Revenue Service, to file a petition for judicial review with respect to such request;

         (e)  to enter into an agreement with the Internal Revenue
Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

         (f) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

    11.09. Expenses of Tax Matters Partner. The Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Cash Flow or any discretionary reserves are set aside by the General Partner. The General Partner shall have the obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of General Partner and indemnification set forth in Section 8.07 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

    11.10.    Minimum Gain Provisions.

         (a) Notwithstanding any other provision of this Agreement, no allocation of loss or deduction (or item thereof) attributable to any nonrecourse debt of the Partnership shall be made by the Partnership to a Partner if such allocation would cause the sum of the deficit capital account balances of such Partner otherwise receiving such allocation (excluding the portion of such deficit balances that must be restored to the Partnership upon liquidation, if any) to exceed such Partner's share of Partnership "Minimum Gain" (as defined in Treas. Reg. Section 1.704-2(b)(2) and determined at the end of the Partnership taxable year to which the allocation relates).

         (b) Notwithstanding any other provision of this Agreement, if there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, all Partners with deficit Capital Account balances at the end of such year (reduced by the portion of such deficit balances (i) that must be restored upon liquidation, if any, and (ii) that would be eliminated under applicable Regulations if the Partnership were liquidated at such time, and increased by the items described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) shall be allocated items of income and gain for such year in the amount and in the proportions needed to eliminate such deficits, before any other allocation is made under this Agreement.

         (c) In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate (to the extent required by the Regulations under Code
Section 704(b)) to the deficit balance in each such Partner's Capital Account as quickly as possible, provided that an allocation pursuant to this Section 11.10(c) shall be made if and only to the extent that such Partner would have a deficit Capital Account after all other allocations provided for in this
Article XI have been tentatively made as if this Section 11.10(c) were not in the Agreement.

         (d) In the event any Partner has a deficit Capital Account at the end of any fiscal year in excess of the sum of (i) the amount that such Partner must restore to the Partnership upon liquidation, if any, and (ii) the amount such Partner is deemed obligated to restore pursuant to the penultimate sentence of Treas. Reg. Section 1.704-2(g)(1) and Section 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 11.10(d) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article XI has been tentatively made as if this Section 11.10(d) and Section 11.10(c) hereof were not in the Agreement.

         (e) In the event that income, loss or items thereof are allocated to one or more Partners pursuant to Sections 11.10(b), (c) or (d), subsequent income, loss or items thereof shall be allocated (subject to the provisions of Sections 11.10(b), (c) or (d)) to the Partners so that, to the extent possible in the judgment of the General Partner, the net amount of allocations shall be equal to the amount that would have been allocated had
Section 11.10 not been applied.

         (f) Nonrecourse deductions as defined in Treas. Reg. Section 1.704-2(b) shall be allocated one per cent (1%) to the General Partner, and ninety-nine per cent (99%) in the aggregate to the Investment Partnerships, in the proportions set forth in Section 11.01(a).



ARTICLE XII
SALE, DISSOLUTION AND LIQUIDATION

    12.01. Dissolution of the Partnership. The Partnership shall be dissolved upon the earlier of the expiration of the term of the Partnership, or upon:

         (a) the withdrawal, Bankruptcy, death, dissolution or adjudication of incompetency of a General Partner who is at that time the sole General Partner without the election of the remaining General Partners, pursuant to Section 6.03, to continue the Partnership;

         (b) the sale or other disposition of all or substantially all of the assets of the Partnership;

         (c) the election by the General Partner, with the Consent of BCTC 94; or

         (d) any other event causing the dissolution of the Partnership under the laws of the State.

    12.02.    Winding Up and Distribution.

         (a)  Upon the dissolution of the Partnership pursuant to
Section 12.01, (i) a Certificate of Cancellation shall be filed in such offices within the State as may be required or appropriate, and (ii) the Partnership business shall be wound up and its assets liquidated as provided in this Section 12.02 and the net proceeds of such liquidation, except as provided in Section 12.02(b) below, shall be distributed in accordance with
Section 11.04.

         (b) It is the intent of the Partners that, upon liquidation of the Partnership, any liquidation proceeds available for distribution to the Partners be distributed in accordance with the Partners' respective positive Capital Account balances and the Partners believe that distributions under
Section 11.04 will effectuate such intent. In the event that, upon liquidation, there is any conflict between a distribution pursuant to the Partners' respective Capital Account balances and the intent of the Partners with respect to distribution of proceeds as provided in Section 11.04, the Liquidator shall, notwithstanding the provisions of Sections 11.01, 11.02 and 11.03, allocate the Partnership's gains, profits and losses in a manner that will cause the distribution of liquidation proceeds to the Partners to be in accordance with the Partners' respective positive Capital Account balances.

         (c) The Liquidator shall file all certificates and notices of the dissolution of the Partnership required by law. The Liquidator shall proceed without any unnecessary delay to sell and otherwise liquidate the Partnership's property and assets; provided, however, that if the Liquidator shall determine that an immediate sale of part or all of the Partnership property would cause undue loss to the Partners, then in order to avoid such loss, the Liquidator may, except to the extent provided by the Act, defer the liquidation as may be necessary to satisfy the debts and liabilities of the Partnership to Persons other than the Partners. Upon the complete liquidation and distribution of the Partnership assets, the Partners shall cease to be Partners of the Partnership, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by the law to terminate the Partnership.

         (d)  Upon the dissolution of the Partnership pursuant to
Section 12.01, the Accountants shall promptly prepare, and the Liquidator shall furnish to each Partner, a statement setting forth the assets and liabilities of the Partnership upon its dissolution. Promptly following the complete liquidation and distribution of the Partnership property and assets, the Accountants shall prepare, and the Liquidator shall furnish to each Partner, a statement showing the manner in which the Partnership assets were liquidated and distributed.



ARTICLE XIII
BOOKS AND RECORDS, ACCOUNTING
TAX ELECTIONS, ETC.

    13.01. Books and Records. The books and records of the Partnership shall be maintained on an accrual basis in accordance with sound federal income tax accounting principles. These and all other records of the Partnership, including information relating to the status of the Apartment Complex and information with respect to the sale by the General Partner or any Affiliate of goods or services to the Partnership, shall be kept at the principal office of the Partnership and shall be available for examination there by any Partner, or his duly authorized representative, at any and all reasonable times. Any Partner, or his duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to a copy of the list of names and addresses of the Limited Partners.

    13.02. Bank Accounts. All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partner may, from time to time, determine. No funds of the Partnership shall be deposited in any financial institution in which any Partner is an officer, director or holder of any proprietary interest.

    13.03. Accountants. The Accountants shall annually prepare for execution by the General Partner all tax returns of the Partnership, shall annually audit the books of the Partnership, and shall certify, in accordance with generally accepted accounting principles, a balance sheet, a profit and loss statement, and a cash flow statement. With respect to each fiscal year during the Partnership's operations, at such time as the Accountants shall have prepared the proposed tax return for such year, the Accountants shall provide copies of such proposed tax return to the Investment Partnerships and to their accountants, Reznick, Fedder & Silverman, of Bethesda, Maryland, for their review and comment. Any changes in such proposed tax return recommended by the Investment Partnerships' accountants shall be made by the Accountants prior to the completion of such tax return for execution by the General Partner. The Partnership shall reimburse Boston Capital Communications Limited Partnership, an affiliate of the Investment Partnerships, for its expenses incurred in causing the Partnership's proposed tax return to be reviewed by the Investment Partnerships' accountants, if and to the extent that such review results in modifications to such proposed tax return. A full detailed statement shall be furnished to all Partners, showing such assets, properties, and net worth and the profits and losses of the Partnership for the preceding fiscal year. All Partners shall have the right and power to examine and copy, at any and all reasonable times, the books, records and accounts of the Partnership.

    13.04.    Reports to Partners.

         (a) The General Partner shall cause to be prepared and distributed to all persons who were Partners at any time during a fiscal year of the Partnership:

         (i) By February 22 of the year after the end of each fiscal year of the Partnership, (A) a balance sheet as of the end of such fiscal year and statements of income, Partners' equity, and changes in financial position and a Cash Flow and Net Cash Flow statement, for the year then ended, all of which, except the Cash Flow and Net Cash Flow statement, shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Accountants, and
(B) a report of the activities of the Partnership during the period covered by the report. Such report shall set forth distributions to Limited Partners for the period covered thereby and shall separately identify distributions from: (1) Cash Flow and Net Cash Flow from operations during the period, (2) Cash Flow and Net Cash Flow from operations during a prior period which had been held as reserves, (3) proceeds from disposition of the Apartment Complex or any other investments of the Partnership,
(4) lease payments on net leases with builders and sellers, and
(5) reserves. With respect to any distributions to the Investment Partnerships, the report called for shall separately identify distributions from (A) Cash Flow and Net Cash Flow from operations during the period, (B) Cash Flow and Net Cash Flow from operations during a prior period which had been held as reserves,
(C) proceeds from disposition of property and investments,
(D) reserves from the gross proceeds of the offering originally obtained from the Investment Partnership, (E) borrowed monies,
(F) loans or contributions from the Investment Partnership, and
(G) transactions outside of the ordinary course of business with a description thereof.

         (ii) By February 8 of the year after the end of each fiscal year of the Partnership, all information necessary for the preparation of the Limited Partners' federal income tax returns.

         (iii) Within forty (40) days after the end of each quarter of a fiscal year of the Partnership, a report containing:

                        (A)  A balance sheet, which may be unaudited;
and

                   (B) a statement of income and expenses for the quarter then ended, which may be unaudited;

                   (C) a Low-Income Housing Tax Credit monitoring form, as specified by Boston Capital;

                   (D) a rent roll and occupancy/rental report for the quarter then ended, each in the form specified by Boston Capital; and

                   (E) other pertinent information regarding the Partnership and its activities during the quarter covered by the report.

         (b) Within ninety (90) days after the end of each fiscal year of the Partnership the General Partner shall provide to the Investment
Partnership:

              (i) A certification by the General Partner that (A) all required Mortgage Loan and Second Mortgage Loan payments, and tax and insurance payments with respect to the Apartment Complex are current as of the date of the year-end report, (B) there is no default under the Project Documents or this Agreement, or if there is any default, a description thereof, and (C) there is no building, health or fire code violation or similar violation of a governmental law, ordinance or regulation against the Apartment Complex or, if there is any violation, a description thereof;

              (ii) the information specified in Section 13.04(c);

              (iii) a descriptive statement of all transactions during the fiscal year between the Partnership and the General Partner and/or any Affiliate, including the nature of the transaction and the payments involved (including accrued cash or other payments);

              (iv) a Cash Flow and Net Cash Flow statement; and

              (v) a copy of the annual report to be filed with the United States Treasury concerning the status of the Apartment
Complex as low-income housing and, if required, a certificate to the Agency concerning the same.

         (c) Upon the written request of BCTC 94 for further information with respect to any matter covered in items (a) or (b) above, the General Partner shall utilize its best efforts to furnish such information within 30 days of receipt of such request.

         (d) The General Partner, on behalf of the Partnership, shall send to the Investment Partnerships, on or before July 31 in each year, a report which shall state:

                   (i)  the then occupancy level of the Apartment
Complex;

                   (ii) if there are any Operating Deficits or anticipated Operating Deficits, the manner in which such deficits will be funded; and

                   (iii) such other matters as shall be material to the operation of the Partnership, including, without limitation, any building, health or fire code violation or similar violation of a governmental law, ordinance or regulation by the Apartment Complex of which the General Partner is aware.

         (e) Prior to October 22 of each year, the General Partner, on behalf of the Partnership, shall send to the Investment Partnerships an estimate of the Investment Partnerships' shares of the Tax Credits, profits and losses of the Partnership for federal income tax purposes for the current fiscal year. Such estimate shall be prepared by the General Partner and the Accountants.

         (f) Within 15 days after the end of any calendar quarter during which

                   (i) there is a material default by the Partnership under the Project Documents or in payment of any mortgage, taxes, interest or other obligation on secured or unsecured debt,

                   (ii) any reserve has been reduced or terminated by application of funds therein for purposes materially different from those for which such reserve was established,

                   (iii) the General Partner has received any notice of a material fact which may substantially affect further distributions, or

                   (iv) any Partner has pledged or collateralized his Interest in the Partnership,

         the General Partner shall send the Investment Partnerships a detailed report of such event.

         (g) After the Admission Date, the General Partner, on behalf of the Partnership, shall send to the Investment Partnerships, on or before the tenth day of each month, a copy of all applicable periodic reports covering the status of project operations from the previous period, as may be required by the Agency. In addition, within thirty (30) days after the occurrence of Substantial Completion, the General Partner, on behalf of the Partnership, shall prepare and send to the Investment Partnerships a Credit Basis Worksheet for each building within the Apartment Complex, in the format provided by Boston Capital.

(h) (i) In the event that the reports or information provided for in Sections 13.04(a)(i) and/or 13.04(a)(ii) above are, at any time, not provided within the time period(s) specified in such Sections, the General Partner shall be obligated to pay to the Investment Partnerships the sum of $100 per day, as liquidated damages, for each day from the date upon which such reports or information is(are) due pursuant to the provisions of the aforesaid Sections until the date upon which such reports or information is(are) provided.

(ii) In the event that the reporting requirements set forth in any of the above provisions of this Section 13.04 are not met, BCTC 94, in its sole discretion, may direct the General Partner to dismiss the Accountants, and to designate successor Accountants, subject to the approval of BCTC 94; provided, however, that if the General Partner and BCTC 94 cannot agree on the designation of successor Accountants, the successor Accountants shall be designated by BCTC 94 in its sole discretion, and the fees of such successor Accountants shall be paid by the Partnership.

    13.05. Section 754 Elections. In the event of a transfer of all or any part of the Interest of a General Partner or of a Limited Partner, the Partnership may elect, pursuant to Sections 743 and 754 of the Code (or any corresponding provision of succeeding law), to adjust the basis of the Partnership property if, in the opinion of BCTC 94, based upon the advice of the Accountants, such election would be most advantageous to the Investment Partnerships. Each Partner agrees to furnish the Partnership with all information necessary to give effect to such election.

    13.06. Fiscal Year and Accounting Method. The fiscal year of the Partnership shall be the calendar year. All Partnership accounts shall be determined on the accrual basis.



ARTICLE XIV
AMENDMENTS


    14.01. Proposal and Adoption of Amendments. This Agreement may be amended by the General Partner with the Consent of BCTC 94. MHFA's Consent is also required if the proposed amendment to this Agreement would directly affect MHFA's rights under any of the Project Documents.



ARTICLE XV
CONSENTS, VOTING AND MEETINGS


    15.01. Method of Giving Consent. Any Consent required by this Agreement may be given by a written Consent given by the consenting Partner and received by the General Partner at or prior to the doing of the act or thing for which the Consent is solicited.

    15.02. Submissions to Limited Partners. The General Partner shall give the Limited Partners Notice of any proposal or other matter required by any provision of this Agreement or by law to be submitted for consideration and approval of the Limited Partners. Such Notice shall include any information required by the relevant provision or by law.

    15.03. Meetings; Submission of Matter for Voting. Subject to the provisions of Section 10.01, a majority in Interest of the Limited Partners shall have the authority to convene meetings of the Partnership and to submit matters to a vote of the Partners.



ARTICLE XVI
GENERAL PROVISIONS


    16.01. Burden and Benefit. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

    16.02. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State.

    16.03. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

    16.04. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid.

    16.05. Entire Agreement. This Agreement sets forth all (and is intended by all parties to be an integration of all) of the representations, promises, agreements and understandings among the parties hereto with respect to the Partnership, the Partnership business and the property of the Partnership, and there are no representations, promises, agreements or understandings, oral or written, express or implied, among them other than as set forth or incorporated herein.

    16.06. Liability of the Investment Partnerships. Notwithstanding anything to the contrary contained herein, neither the Investment Partnerships nor any of their respective partners, general or limited, shall have any personal liability to any of the parties to this Agreement with regard to the representations and covenants extended, or the obligations undertaken, by the Investment Partnerships under this Agreement. In the event that the Investment Partnerships, or either of them, shall be in default under any of the terms of this Agreement, the sole recourse of any party hereto for any indebtedness due hereunder, or for any damages resulting from any such default by such Investment Partnership, shall be against the capital contributions of the investor limited partners of such Investment Partnership allocated to, and remaining for investment in, the Partnership; provided however, that under no circumstances shall the liability of either of the Investment Partnerships for any such default be in excess of the aggregate of: (a) the amount of Capital Contribution payable by such Investment Partnership to the Partnership, under the terms of this Agreement, at the time of such default, and (b) an amount equal to reasonable attorneys' fees reasonably and necessarily incurred by the General Partner in obtaining payment of any Installment(s) not made by the Investment Partnerships when due and payable pursuant to the provisions of this Agreement.

    16.07.    Environmental Protection.

         (a)  The General Partner represents and warrants that
(i) except as and to the extent disclosed in reports regarding the Land and the Apartment Complex commissioned by the General Partner or its Affiliate(s) or agents, copies of all of which have been supplied to BCTC 94 or its Affiliate(s), it has no knowledge of any deposit, storage, disposal, burial, discharge, spillage, uncontrolled loss, seepage or filtration of any Hazardous Substances at, upon, under or within the Land or any contiguous real estate, and (ii) it has not caused or permitted to occur, and it shall not permit to exist, any condition which may cause a discharge of any Hazardous Substances at, upon, under or within the Land or on any contiguous real estate.

         (b)  The General Partner further represents and warrants that
(i) it has not been, is not and will not be involved in operations at or, pursuant to its best efforts, near the Land, which operations could lead to
(A) the imposition of liability under the Hazardous Waste Laws on the Partnership or on any other subsequent or former owner of the Land or (B) the creation of a lien on the Land under the Hazardous Waste Laws or under any similar laws or regulations; and (ii) the General Partner has not permitted, and will not permit, any tenant or occupant of the Apartment Complex to engage in any activity that could impose liability under the Hazardous Waste Laws on such tenant or occupant, on the Land or on any other owner of the Apartment Complex.

         (c) The General Partner shall comply strictly and in all respects with the requirements of the Hazardous Waste Laws and related regulations and with all similar laws and regulations.

         (d) The General Partner shall at all times indemnify and hold harmless the Investment Partnership against and from any and all claims, suits, actions, debts, damages, costs, charges, losses, obligations, judgments, and expenses, of any nature whatsoever, suffered or incurred by the Investment Partnership, under or on account of the Hazardous Waste Laws or any similar laws or regulations, including the assertion of any lien thereunder, except for claims, suits, actions, debts, damages, costs, charges, losses, obligations, judgments, or expenses arising from the Investment Partnership's own negligence, misconduct or fraud.

         (e)  For purposes of this Section 16.07, "Hazardous
Substances" means oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous wastes or hazardous substances, as those terms are used in the Hazardous Waste Laws; and "Hazardous Waste Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and any other federal, state or local law governing Hazardous Substances, as such laws may be amended from time to time.

    16.0.     Notices.

         (a) Any Notice required by the provisions of this Agreement to be given to the Investment Partnership shall be addressed as follows:

         Boston Capital Tax Credit Fund IV L.P.
                        and/or
         Boston Capital Corporate Tax Credit Fund IV,
         A Limited Partnership
         c/o Boston Capital Partners, Inc.
         One Boston Place, 21st Floor
         Boston, Massachusetts 02108
         Attention:  Jeffrey H. Goldstein
                     Senior Vice President

                                      And a copy to:

         Peabody & Brown
         1255 23rd Street, NW
         Suite 800
         Washington, D.C. 20037
         Attention:  Kenneth G. Hance, Jr.

         (b) Any Notice required by the provisions of this Agreement to be given to the General Partner shall be addressed as follows:

         Smith II, Inc.
         122 DeWitt Drive
         Roxbury, MA  02120
         Attn:  Danette Jones

                                               And a copy to:

         Hale and Dorr
         60 State Street
         Boston, MA  02109
         Attn:  Katharine E. Bachman

    16.09. Continuing Guarantee of Financial Obligations of the General Partner by the Guarantor. The Guarantor hereby unconditionally and irrevocably guarantees to the Partnership and to the Investment Partnerships the full and timely performance by Smith II of all of its financial obligations as General Partner under and pursuant to the provisions of Sections 4.02(g), 5.01(d), 5.05, 5.06, 8.09 and 8.10(b) of this Agreement, all in accordance with the provisions hereof. Any payment made by the Guarantor pursuant to this Guarantee shall satisfy the obligation of the General Partner to make such payment as if the General Partner had made such payment itself.

    Neither the Guarantor's obligations to make payment in accordance with the terms of this guarantee, nor any remedy for enforcement thereof shall be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of the General Partner, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Reform Act of 1978 or other applicable statute, nor shall such obligation or remedy for enforcement be impaired, modified, changed, released or limited in any manner by such event of bankruptcy.

    The Guarantor's obligations as specified in this Partnership Agreement constitute a continuing guarantee, such that any claim made by the Partnership or either of the Investment Partnerships against the Guarantor, pursuant to this Section 16.09, shall not preclude the Partnership or either of the Investment Partnerships from making a claim against the Guarantor for future payments.

    The obligations of the Guarantor, as set forth in this Section 16.09, shall not be transferred or assigned to a third party without the Consent of BCTC 94.


    IN WITNESS WHEREOF, the parties have affixed their signatures and seals to this Amended and Restated Agreement and Certificate of Limited Partnership of Smith House II Limited Partnership, as of the date first written above.





    GENERAL PARTNER:





WITNESS: SMITH II, INC.






____________________    By:  /s/Danette Jones
         Danette Jones
         President



    LIMITED PARTNERS:

    BOSTON CAPITAL TAX CREDIT
    FUND IV L.P.

WITNESS: By:  Boston Capital Associates IV
         L.P., its general partner

    By:  C&M Associates d/b/a
         Boston Capital Associates,
         its general partner


____________________         By:  /s/Bonnie Kate Fox
              Bonnie Kate Fox, as
              Attorney-in-fact of
              John P. Manning,
               Partner

    BOSTON CAPITAL CORPORATE TAX  CREDIT
FUND IV, A LIMITED      PARTNERSHIP

    By:  C&M Associates d/b/a
         Boston Capital Associates,
         a general partner
WITNESS:

____________________         By: /s/Bonnie Kate Fox
                Bonnie Kate Fox, as
                Attorney-in-fact of
                John P. Manning,
                Partner


    And By:   Boston Capital Partners
    Corporation, a general partner


____________________         By:  /s/Bonnie Kate Fox
                Bonnie Kate Fox, as
                Attorney-in-fact of
                John P. Manning,
                President


    SPECIAL LIMITED PARTNER:

WITNESS: BCTC 94, INC.

_______________________      By:  /s/Bonnie Kate Fox
         Bonnie Kate Fox, as Attorney-
         in-fact of John P. Manning,
         President


    WITHDRAWING INITIAL LIMITED
    PARTNER:

WITNESS:

______________________  /s/Danette Jones
    DANETTE JONES

    WITH RESPECT TO THE PROVISIONS
    OF SECTIONS 8.10, 8.18 and 8.19:

WITNESS: LOWER ROXBURY COMMUNITY
    CORPORATION


________________________     By:  /s/ Danette Jones
         Danette Jones
         President

    GUARANTOR:

WITNESS: LOWER ROXBURY COMMUNITY  CORPORATION

_______________________ By:  /s/Danette Jones
         Danette Jones
         President


COUNTY OF SUFFOLK                 )
              : ss )
COMMONWEALTH OF MASSACHUSETTS     )



    Before me, the undersigned Notary Public in and for the aforesaid County and State, personally appeared Bonnie Kate Fox, in her capacity as attorney-in-fact of John P. Manning, in his capacities as: (i) general partner of C&M Associates d/b/a Boston Capital Associates IV L.P., as the general partner of Boston Capital Tax Credit Fund IV L.P., as a Limited Partner of Smith House II Limited Partnership, and (b) a general partner of Boston Capital Corporate Tax Credit Fund IV, a Limited Partnership, as a Limited Partner of Smith House II Limited Partnership; (ii) the President of Boston Capital Partners Corporation, as a general partner of Boston Capital Corporate Tax Credit Fund IV, A Limited Partnership, as a Limited Partner of Smith House II Limited Partnership; and (iii) President of BCTC 94, Inc., as the Special Limited Partner of Smith House II Limited Partnership, and being duly sworn, acknowledged the execution of the foregoing Amended and Restated Agreement and Certificate of Limited Partnership.

    Witness my hand and notarial seal this ____ day of April, 1996.



    _________________________________
    Notary Public



My Commission Expires:  ______, 199_


COUNTY OF SUFFOLK                 )
                                  : ss
COMMONWEALTH OF MASSACHUSETTS     )



    Before me, the undersigned Notary Public in and for the aforesaid County and State, personally appeared Danette Jones, in: (i) her capacities as President of Smith II, Inc., in its capacity as the General Partner of Smith House II Limited Partnership, and (b) President of Lower Roxbury Community Corporation, as a consenting party with respect to Sections 8.10, 8.18 and
8.19 of the foregoing Amended and Restated Agreement and Certificate of Limited Partnership, and as the Guarantor under and pursuant to the provisions of the foregoing Amended and Restated Agreement and Certificate of Limited Partnership; and (ii) her individual capacity as the Withdrawing Initial Limited Partner of Smith House II Limited Partnership, and being duly sworn, acknowledged the execution of the foregoing Amended and Restated Agreement and Certificate of Limited Partnership.

    Witness my hand and notarial seal this ____ day of April, 1996.


    _________________________________
    Notary Public


My Commission Expires: __________, 199__